As filed with the Securities and Exchange Commission on November 27, 2023.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

F&G Annuities & Life, Inc.
(Exact name of registrant as specified in its charter)

Delaware	6311	85-2487422
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
801 Grand Avenue, Suite 2600
Des Moines, Iowa 50309
(515) 330-3340
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jodi Ahlman
F&G Annuities & Life, Inc.
801 Grand Avenue, Suite 2600
Des Moines, Iowa 50309
(515) 330-3340
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dwight S. Yoo Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 (212) 735-3000	Jeffrey J. Delaney Stephanie J. Langan Pillsbury Winthrop Shaw Pittman LLP 31 W. 52nd St. New York, New York 10019 (212) 858-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter*	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
CF Bermuda Holdings Limited	Bermuda	6311
FGL US Holdings Inc.	Delaware	6311	82-2796563
Fidelity & Guaranty Life Business Services, Inc.	Delaware	6311	43-1914674
Fidelity & Guaranty Life Holdings, Inc.	Delaware	6311	48-1245662
__________________
*The address and telephone number of each additional registrant is c/o F&G Annuities & Life, Inc., 801 Grand Avenue, Suite 2600, Des Moines, Iowa 50309, tel. (515) 330-3340.
The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated November 27, 2023
PRELIMINARY PROSPECTUS
$250,000,000
F&G Annuities & Life, Inc.
   % Senior Notes due 2053
We are offering $250,000,000 aggregate principal amount of our          % senior notes due 2053 (the “notes”). We will pay interest on the notes quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2024. The interest rate payable on the notes will be subject to adjustment from time to time if either credit rating assigned to the notes is downgraded (or is downgraded and subsequently upgraded), as described under “Description of the Notes—Interest Rate Adjustment upon Ratings Action.” The notes will mature on December 15, 2053.
The notes will be fully and unconditionally guaranteed on a senior unsecured, unsubordinated basis, jointly and severally, by each of our existing and future direct and indirect subsidiaries that are guarantors of our obligations under the Credit Agreement (as defined herein).
The notes and the guarantees (as defined herein) will be our and the guarantors’ (as defined herein) senior unsecured obligations, ranking senior in right of payment to all of our and the guarantors’ obligations that are expressly subordinated in right of payment to the notes and each guarantee, equally in right of payment with all of our and the guarantors’ existing and future senior unsecured indebtedness, including our and the guarantors’ obligations under the 2028 Senior Notes (as defined herein), the Credit Agreement, the FGLH 2025 Senior Notes (as defined herein) and the FNF Credit Agreement (as defined herein), as applicable, and effectively junior in right of payment to any of our or the guarantors’ future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes and the guarantees will be structurally subordinated to the indebtedness, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our and the guarantors’ subsidiaries that are not guarantors.
Except as described in this prospectus, the notes may not be redeemed by us prior to December 15, 2028. We may redeem the notes, in whole or in part, at any time and from time to time on and after December 15, 2028 at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. If we experience a Change of Control and a Below Investment Grade Rating Event (each as defined herein), as described under “Description of the Notes—Repurchase upon Change of Control Triggering Event,” we will be required to offer to repurchase the notes from the holders thereof on the terms described in this prospectus.
The notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof. We intend to apply to list the notes on The New York Stock Exchange (the “NYSE”) under the symbol “FGN,” and if the application is approved, we expect trading in the Notes on the NYSE to begin within 30 days of the original issue date. The notes are expected to trade “flat,” which means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the notes that is not reflected in the trading price. Currently, there is no public market for the notes.
Investing in the notes involves risks. See “Risk Factors” beginning on page 13 of this prospectus and in the documents incorporated by reference herein.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per Note	Total
Public offering price(1)%	$
Underwriting discount(2)%	$
Proceeds to the Issuer before expenses(2)%	$
__________________
(1)Plus accrued interest, if any, from                   , 2023, if settlement occurs after that date.
(2)Reflects $          aggregate principal amount of notes sold to retail investors, for which the underwriters received an underwriting discount of $           (or          %) per note, and $          aggregate principal amount of notes sold to institutional investors, for which the underwriters received an underwriting discount of $           (or          %) per note. The underwriting discount per note reflected in the table above is calculated using a weighted average underwriting discount for retail and institutional investors. See “Underwriting (Conflicts of Interests)” for more information.
The underwriters may also purchase up to an additional $37,500,000 aggregate principal amount of the notes offered hereby, within 30 days of the date of this prospectus, to cover overallotments. If the underwriters exercise this overallotment option in full, the total public offering price, the total underwriting discount and the total aggregate proceeds to us, before expenses, will be $          , $          and $          , respectively.
The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company (“DTC”) and its participants, including Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”), on or about                    , 2023.
Joint Book-Running Managers

Wells Fargo Securities	BofA Securities	Morgan Stanley	RBC Capital Markets	UBS Investment Bank
The date of this prospectus is              , 2023.

We and the underwriters have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or any free writing prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you.
Neither we nor the underwriters are offering to sell the notes in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information incorporated by reference in this prospectus is accurate as of any date other than the date of the document containing the incorporated information. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of this prospectus. Our business, financial condition, liquidity, results of operations and prospects may have changed since that date.
i

PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere in, or incorporated by reference into, this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes. You should carefully read the entire prospectus, including the section entitled “Risk Factors,” along with the financial data and related notes and the other documents that we incorporate by reference into this prospectus.
We are a “controlled company” under the NYSE corporate governance standards and, as a result, rely on exemptions from certain corporate governance requirements.
All references to the “Company,” “F&G,” “we,” “our” and “us,” unless the context otherwise requires, are to F&G Annuities & Life, Inc., a Delaware corporation, and its consolidated subsidiaries, and all references to the “Issuer” are only to F&G Annuities & Life, Inc.
Our Company
Founded in 1959, we are a leading provider of insurance solutions serving retail annuity and life customers, as well as institutional clients. Our mission is to help people turn their aspirations into reality.
Through our insurance subsidiaries, including Fidelity & Guaranty Life Insurance Company (“FGL Insurance”) and Fidelity & Guaranty Life Insurance Company of New York (“FGL NY Insurance”), we market a broad portfolio of annuities, including fixed indexed annuities and multi-year guarantee annuities, pension risk transfer solutions, as well as indexed universal life insurance and institutional funding agreements.
Recent Developments
On November 13, 2023, Fidelity National Financial, Inc. (“FNF”) and we each announced our intent to enter into an agreement under which FNF will make an investment of approximately $250 million in F&G.
The net proceeds from the investment will be used to support the growth of assets under management (“AUM”).
Each of FNF’s Board of Directors and our Board of Directors has formed a special committee comprised of independent members of its Board (each, a “special committee”) to begin evaluation and negotiation of terms for the investment. Each of FNF’s special committee and our special committee will retain its own independent financial advisor, as well as legal counsel. Each special committee, consistent with its fiduciary duties and in consultation with its own independent financial and legal advisors, will thoroughly evaluate the terms and conditions of the investment on an arm’s length basis.
The transaction is expected to close in late 2023 or early 2024, subject to customary closing conditions. We cannot predict whether the transaction will take place or, if it does, the specific timing and terms thereof.
Corporate Information
Our principal executive office is located at 801 Grand Avenue, Suite 2600, Des Moines, Iowa 50309, and our telephone number is (515) 330-3340.

The following structure chart illustrates our corporate structure and indicates the Issuer and the guarantors of the notes. The structure chart is a summary only and does not present all of our operations or subsidiaries, including certain of our non-guarantor insurance subsidiaries.

Legend
= Issuer of the notes offered hereby
= Guarantors of the notes offered hereby
F&G Annuities & Life, Inc.
(Delaware)
CF Bermuda Holdings
Limited
(Bermuda)
F&G Cayman Re Ltd.
(Cayman)
FGL US Holdings Inc.
(Delaware)
Fidelity & Guaranty Life
Holdings, Inc.
(Delaware)
Fidelity & Guaranty Life
Business Services, Inc.
(Delaware)
Fidelity & Guaranty Life
Insurance Company
(Iowa)

Trademarks, Service Marks and Copyrights
We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are our service marks or trademarks. Other trademarks, service marks and trade names appearing in this prospectus, and the information incorporated by reference herein, are the property of their respective owners. We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to or incorporated by reference in this prospectus are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

SUMMARY OF THE OFFERING
The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more detailed description of the notes, see “Description of the Notes.”

Issuer	F&G Annuities & Life, Inc.

Notes Offered	$250,000,000 aggregate principal amount of % senior notes due 2053.

Overallotment Option	The underwriters may also purchase from us up to an additional $37,500,000 aggregate principal amount of notes to cover overallotments, if any, within 30 days of the date of this prospectus.

Listing
We intend to apply to list the notes on the NYSE under the symbol “FGN,” and if the application is approved, we expect trading in the notes on the NYSE to begin within 30 days of the original issue date.

Offering Price	% of the principal amount of the notes.

Maturity Date	The notes will mature on December 15, 2053.

Interest Rate and Payment Dates
Interest of          % per annum on the principal amount of the notes will be payable in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2024. Interest will accrue on the notes from           , 2023.

Interest Rate Adjustment
The interest rate payable on the notes will be subject to adjustment from time to time if either S&P or Fitch (or a substitute rating agency therefor) downgrades (or downgrades and subsequently upgrades) the credit ratings assigned to the notes. See “Description of the Notes—Interest Rate Adjustment upon Ratings Action.”

Ranking
The notes and the guarantees will be the senior unsecured obligations of the Issuer and the guarantors and will rank senior in right of payment to all obligations of the Issuer and the guarantors that are expressly subordinated in right of payment to the notes and each guarantee and equally in right of payment with all of the existing and future senior unsecured indebtedness of the Issuer and the guarantors, including the Issuer’s and the guarantors’ obligations under the 2028 Senior Notes, the Credit Agreement, the FGLH 2025 Senior Notes and the FNF Credit Agreement, as applicable (each as described in “Description of Other Indebtedness”). In addition, the notes and guarantees will effectively rank junior in right of payment to any future secured indebtedness of the Issuer and the guarantors to the extent of the value of the assets securing such indebtedness. As of September 30, 2023, the Issuer and the guarantors had no secured indebtedness that would have effectively ranked senior in right of payment to the notes and the guarantees, $1.6 billion of unsecured indebtedness that would have ranked equally in right of payment with the notes and the guarantees and no subordinated indebtedness that would have ranked junior in right of payment to the notes and the guarantees. See “Description of Other Indebtedness” for a detailed description of indebtedness of the Issuer and its subsidiaries.

Structural Subordination
The Issuer is a holding company and conducts substantially all of its operations through its subsidiaries, including FGL Insurance and FGL NY Insurance. As a result, claims of the holders of the notes and the guarantees will be structurally subordinated to the indebtedness, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of the Issuer’s and the guarantors’ subsidiaries that are not guarantors. Therefore, in the event of the bankruptcy, insolvency, liquidation or dissolution of a subsidiary that is not a guarantor, following payment by such subsidiary of its liabilities, such subsidiary may not have sufficient assets remaining in order to make payments to the Issuer, as a shareholder or otherwise. In addition, assets of the Issuer could be made available to satisfy claims of FGL Insurance’s policyholders, as discussed under “Risk Factors—Risk Factors Related to this Offering and the Notes—We are subject to statutory provisions under which our assets could be used to satisfy claims of FGL Insurance’s policyholders.” As of September 30, 2023, our non-guarantor subsidiaries had no aggregate indebtedness, and our insurance subsidiaries had $52.1 billion in aggregate liabilities to policyholders and contract holders, which would have effectively ranked senior to the notes and the guarantees.

Guarantees
The payment of the principal of, and premium, if any, and interest on, the notes will be fully and unconditionally guaranteed on a senior unsecured, unsubordinated basis, jointly and severally, by each of the Issuer’s existing and future direct and indirect subsidiaries that are guarantors of the Issuer’s obligations under the Credit Agreement. As of the issue date of the notes, the only guarantors of the notes will be CF Bermuda Holdings Limited (“CF Bermuda”), FGL US Holdings Inc. (“FGL US Holdings”), Fidelity & Guaranty Life Business Services, Inc. (“FGLBS”) and Fidelity & Guaranty Life Holdings, Inc. (“FGLH”). See “Description of Other Indebtedness—Revolving Credit Agreement.” Any subsidiary that guarantees the Issuer’s obligations under the Credit Agreement after the date of the indenture will be required to become a guarantor under the indenture. See “Description of the Notes—General Terms of the Guarantees.” None of the Issuer’s insurance subsidiaries will guarantee the notes.
In the future, the guarantees may be released or terminated under certain circumstances. For example, the guarantee of any guarantor will be released in the event such guarantor’s guarantee under the Credit Agreement is released or discharged. See “Description of the Notes—General Terms of the Guarantees” and “Description of the Notes—Additional Guarantees.”

Covenants	The indenture (as defined below) contains various covenants by which the Issuer and its subsidiaries will be bound, including limitations on consolidations and mergers, limitations on liens on the capital stock of the Issuer’s Covered Subsidiaries (as defined under “Description of the Notes—Certain Covenants of the Issuer—Certain Definitions”) and limitations on the disposition of the capital stock of these Covered Subsidiaries in specified circumstances. These covenants are subject to important qualifications and limitations. See “Description of the Notes—Certain Covenants of the Issuer.”

Optional Redemption
Except as described under “Description of the Notes—Tax Event Redemption,” the notes may not be redeemed by us, at our option, prior to December 15, 2028 (the “Par Call Date”). We may redeem the notes, in whole or in part, at any time and from time to time on and after the Par Call Date at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. See “Description of the Notes—Optional Redemption.”

Tax Event Redemption
We may redeem the notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest thereon to, but excluding, the redemption date, and all additional amounts, in certain circumstances where any foreign guarantor (as defined under “Description of the Notes—Certain Definitions”) would be required to pay additional amounts under the notes. See “Description of the Notes—Tax Event Redemption.”

Additional Amounts
If a tax withholding or deduction is imposed on the payment of a foreign guarantor due under the notes or its guarantee, such foreign guarantor will be obligated to pay an additional amount such that the net amounts received in respect of such foreign guarantor’s payment is equal to the amount that would have been due in the absence of such tax withholding or deduction. See “Description of the Notes—Additional Amounts.”

Change of Control Offer
If a Change of Control Triggering Event with respect to the notes occurs, each holder of such notes will have the right to require the Issuer to repurchase all or, at the holder’s option, any part of such holder’s notes at a repurchase price equal to 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest thereon to, but excluding, the repurchase date. See “Description of the Notes—Repurchase upon Change of Control Triggering Event.”

Use of Proceeds
We estimate that the net proceeds from the sale of the notes in this offering will be approximately $          (or approximately $          if the underwriters fully exercise their overallotment option), after deducting the underwriting discount and estimated offering expenses payable by us. We anticipate using the net proceeds from the sale of the notes to repay borrowings under the Credit Agreement and for general corporate purposes, including the support of organic growth opportunities. See “Use of Proceeds.”

Conflicts of Interest
To the extent that any underwriter, together with its affiliates, receives more than 5% of the net proceeds of this offering, not including the underwriting discount, such underwriter would be considered to have a “conflict of interest” with respect to this offering pursuant to Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Further Issuances	We may issue additional notes having the same terms, with certain exceptions, as the notes offered hereby; provided that if the additional notes are not fungible with the original notes offered hereby for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number so that they are distinguishable from the notes offered hereby.

Absence of Public Market for the Notes
The notes are a new issue of securities, and there is currently no established trading market for the notes. We intend to apply to list the notes on the NYSE under the symbol “FGN,” and if the application is approved, we expect trading in the notes on the NYSE to begin within 30 days of the original issue date. The notes are expected to trade “flat,” which means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the notes that is not reflected in the trading price.
Certain of the underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice. Accordingly, we cannot assure you as to the development or liquidity of any trading market for the notes. See “Risk Factors—Risk Factors Related to this Offering and the Notes—There is currently no market for the notes, and we cannot assure you that an active trading market for the notes will develop. The notes may trade at prices below the price you paid for them.”

Indenture
The notes will be issued under an indenture, dated as of January 13, 2023, among the Issuer, the guarantors and Citibank, N.A., as trustee, as previously amended and supplemented and to be amended and supplemented by a supplemental indenture thereto establishing the terms of the notes to be dated as of the issue date of the notes (collectively, the “indenture”).

Clearance and Settlement	The notes will be issued in book-entry form through the facilities of DTC for the accounts of its participants, including Clearstream and Euroclear, and will trade in DTC’s same day funds settlement system. Beneficial interests in notes held in book-entry form will not be entitled to receive physical delivery of certificated notes, except in certain limited circumstances.

Form and Denomination	The notes will be issued only in fully registered form without interest coupons in denominations of $25 and integral multiples of $25 in excess thereof.

Trustee and Paying Agent	Citibank, N.A.

Governing Law	The indenture and the notes will be governed by the laws of the State of New York.

Risk Factors
Investment in the notes involves risk. See “Risk Factors” beginning on page 13 of this prospectus, the sections of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023, as amended and supplemented by our Form 10-K/A filed with the SEC on April 27, 2023 and as updated and supplemented by our Current Report on Form 8-K filed with the SEC on July 13, 2023 (only with respect to Item 8.01 information) (collectively, the “Annual Report”) captioned “Risk Factors” and “Statement Regarding Forward Looking Information,” the “Risk Factors” sections of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 and all other information included in this prospectus and the documents incorporated by reference herein for a discussion of factors that should be considered before investing in the notes.

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING INFORMATION
The following tables set forth our summary consolidated financial and operating data. The summary consolidated financial, data as of September 30, 2023, and for each of the nine-month periods ended September 30, 2023 and September 30, 2022, set forth below have been derived from our unaudited consolidated financial statements and notes thereto incorporated by reference in this prospectus. The summary consolidated financial data, dated as of December 31, 2022, and for each of the years ended December 31, 2022 and December 31, 2021, set forth below have been derived from our audited consolidated financial statements and notes thereto incorporated by reference in this prospectus.
Our historical results are not necessarily indicative of future operating results. You should read this information in conjunction with the sections of the Annual Report and our Quarterly Reports on Form 10-Q for the quarters ended September 30, June 30, 2023 and March 31, 2023 captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements incorporated by reference in this prospectus, as well as “Non-GAAP Financial Measures” below for a discussion regarding non-GAAP financial measures, including related definitions and reconciliations to comparable measures in accordance with the accounting principles generally accepted in the United States (“GAAP”).
The following table summarizes our results of operations:

	Nine months ended September 30,		Year ended December 31,
(Dollars and shares in millions, except per share data)	2023	2022	2022	2021
Consolidated Statements of Earnings Data
Total revenues	$2,888	$1,722	$2,349	$3,974
Total expenses	2,548	657	1,556	2,422
Earnings before income taxes	340	1,065	793	1,552
Net earnings	241	811	635	1,240
Adjusted net earnings (“ANE”) (a)	260	223	353	640
Per Share Metrics
Net earnings per share, basic	$1.94	$7.24	$5.52	$11.81
Net earnings per share, diluted	1.93	7.24	5.52	11.81
ANE per share, diluted(a)	2.08	1.99	3.07	6.10
Weighted average shares outstanding, basic	124	112	115	105
Weighted average shares outstanding, diluted	125	112	115	105
__________________
(a)Non-GAAP financial measure. See “Non-GAAP Financial Measures.”

The following table provides certain consolidated balance sheet data:

	As of September 30,		As of December 31,
(Dollars in millions, except per share data)	2023	2022	2022	2021
Consolidated Balance Sheet Data (GAAP)
Total assets	$63,623	$50,870	$54,628	$49,370
Total liabilities	61,251	48,477	52,223	44,336
Total equity	2,372	2,393	2,405	5,034
Accumulated other comprehensive (loss) income (“AOCI”)	(3,040)	(3,028)	(2,818)	833
Total debt (aggregate principal amount)	1,565	550	1,100	950
Total debt-to-capitalization ratio (a)	39.8%	18.7%	31.4%	15.9%
Book value per share	18.98	19.14	19.09	47.94
Return on average equity	2.7%	23.7%	19.0%	26.7%
Consolidated Balance Sheet Data (Non-GAAP)
Total equity, excluding AOCI (b)	$5,412	$5,421	$5,223	$4,201
Total debt-to-capitalization ratio, excluding AOCI (b)	22.4%	9.2%	17.4%	18.4%
Book value per share, excluding AOCI (b)	43.30	43.37	41.45	40.01
Return on average equity, excluding AOCI (b)	1.2%	19.7%	12.9%	33.9%
Adjusted return on average equity, excluding AOCI (b)	7.4%	8.5%	7.2%	17.5%
__________________
(a)Total debt-to-capitalization ratio is computed by dividing total aggregate principal amount of debt by total capitalization (which is defined as total debt plus total equity).
(b)Non-GAAP financial measure. See “Non-GAAP Financial Measures.”
The following table summarizes our AUM, average AUM (“AAUM”), yield on AAUM and adjusted return on assets:

	Nine months ended September 30,		Year ended December 31,
(Dollars in millions)	2023	2022	2022	2021
Select Metrics
AUM	$47,437	$41,988	$43,568	$36,494
AAUM	45,541	39,246	40,069	31,938
Yield on AAUM	4.73%	4.13%	4.13%	5.80%
Adjusted return on assets (a)	0.76%	0.76%	0.88%	2.00%
__________________
(a)Non-GAAP financial measure. See “Non-GAAP Financial Measures.”

The following table summarizes our sales by product type:

	Nine months ended September 30,		Year ended December 31,
(Dollars in millions)	2023	2022	2022	2021
Sales by Product Type
Fixed indexed annuities	$3,557	$3,185	$4,550	$4,310
Fixed rate annuities	3,313	2,668	3,744	1,738
Total annuity	6,870	5,853	8,294	6,048
Indexed universal life	117	92	127	87
Funding agreements	871	1,443	1,443	2,310
Pension risk transfer	1,212	1,147	1,390	1,147
Gross Sales	9,070	8,535	11,254	9,592
Sales attributable to flow reinsurance to third parties	(2,381)	(1,440)	(2,248)	(869)
Net Sales	$6,689	$7,095	$9,006	$8,723
Non-GAAP Financial Measures
In addition to our results presented in accordance with GAAP, our results of operations include certain non-GAAP financial measures commonly used in our industry. These measures should be considered supplementary to our results in accordance with GAAP and should not be viewed as a substitute for the GAAP measures. See the section of our Annual Report captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” incorporated by reference in this prospectus for further discussions regarding non-GAAP financial measures, including management’s reasons for presenting the non-GAAP financial measures.
Set forth below is definition of each non-GAAP financial measure included in the above summary consolidated financial and operating information, as well as a reconciliation of each non-GAAP financial measure to the comparable GAAP financial measure.
ANE
ANE is a non-GAAP financial measure we use to evaluate financial performance each period. ANE is calculated by adjusting net earnings to eliminate:
•Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment losses, recognized in operations; and the effects of changes in fair value of the reinsurance related embedded derivative and other derivatives, including interest rate swaps and forwards;
•Market related liability adjustments: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost; the impact of initial pension risk transfer deferred profit liability losses, including amortization from previously deferred pension risk transfer deferred profit liability losses; and the changes in the fair value of market risk benefits by deferring current period changes and amortizing that amount over the life of the market risk benefit;
•Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset recognized as a result of acquisition activities);
•Transaction costs: the impacts related to acquisition, integration and merger related items;

•Other “non-recurring,” “infrequent” or “unusual items”: Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from ANE when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years; and
•Income taxes: the income tax impact related to the above-mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction.
While these adjustments are an integral part of our overall performance, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. ANE should not be used as a substitute for net earnings. However, we believe the adjustments made to net earnings in order to derive ANE provide an understanding of our overall results of operations.

	Nine months ended September 30,		Year ended December 31,
(Dollars in millions)	2023	2022	2022	2021
Reconciliation of Net Earnings to ANE
Net earnings from continuing operations	$241	$811	$635	$1,232
Recognized (gains) and losses, net	100	(19)	117	(109)
Market related liability adjustments	(95)	(751)	(534)	(233)
Purchase price amortization	16	16	21	26
Transaction costs and other non-recurring items	3	8	10	(430)(a)
Income taxes on non-GAAP adjustments	(5)	158	104	154
ANE	$260	$223	$353	$640
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(a)For the year ended December 31, 2021, reflects a one-time favorable adjustment to benefits and other changes in policy reserves and depreciation and amortization resulting from an actuarial system conversion which reflects modeling enhancement and other refinements of $435 million.
ANE per Share
ANE per share is calculated as ANE divided by the weighted-average common shares outstanding. Management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders.

	Nine months ended September 30,		Year ended December 31,
	2023	2022	2022	2021
Reconciliation of Net Earnings Per Share to ANE Per Share
Net earnings per share, diluted	$1.93	$7.24	$5.52	$11.73
Recognized (gains) and losses, net	0.80	(0.17)	1.02	(1.03)
Market related liability adjustments	(0.76)	(6.70)	(4.64)	(2.22)
Purchase price amortization	0.13	0.14	0.18	0.25
Transaction costs and other non-recurring items	0.02	0.07	0.09	(4.10)
Income taxes on non-GAAP adjustments	(0.04)	1.41	0.90	1.47
ANE per share, diluted	$2.08	$1.99	$3.07	$6.10
Total Equity, excluding AOCI
Total equity, excluding AOCI is based on total equity, excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to provide useful supplemental information internally and to investors and analysts assessing the level of earned equity on total equity.

	As of September 30,		As of December 31,
(Dollars in millions)	2023	2022	2022	2021
Reconciliation of Total Equity to Total Equity, excluding AOCI
Total equity	$2,372	$2,393	$2,405	$5,034
AOCI	(3,040)	(3,028)	(2,818)	833
Total equity, excluding AOCI	$5,412	$5,421	$5,223	$4,201
Total Debt-to-Capitalization, excluding AOCI
Total debt-to-capitalization ratio, excluding AOCI is computed by dividing the total aggregate principal amount of debt by total capitalization (total debt plus total equity, excluding AOCI). Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing its capital position.

	As of September 30,		As of December 31,
(Dollars in millions)	2023	2022	2022	2021
Reconciliation of Total Debt-to-Capitalization Ratio to Debt-to-Capitalization Ratio, Excluding AOCI
Total debt-to-capitalization ratio (a)	39.8%	18.7%	31.4%	15.9%
Total capitalization (total debt + total equity)	$3,937	$2,943	$3,505	$5,984
Total debt (aggregate principal amount)	1,565	550	1,100	950
Total equity, excluding AOCI	5,412	5,421	5,223	4,201
Total capitalization, excluding AOCI	6,977	5,971	6,323	5,151
Total debt-to-capitalization ratio, excluding AOCI	22.4%	9.2%	17.4%	18.4%
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(a)Total debt-to-capitalization ratio is computed by dividing total aggregate principal amount of debt by total capitalization (which is defined as total debt plus total equity).
Book Value per Share, excluding AOCI
Book value per share, excluding AOCI is calculated as total equity, excluding AOCI divided by the total number of shares of common stock outstanding. Management considers this to be a useful measure internally and for investors and analysts to assess the capital position of the Company.

	As of September 30,		As of December 31,
(Dollars in millions, except per share data)	2023	2022	2022	2021
Reconciliation of Book Value Per Share to Book Value Per Share, excluding AOCI
Book value per share	$18.98	$19.14	$19.09	$47.94
Total equity	2,372	2,393	2,405	5,034
AOCI	(3,040)	(3,028)	(2,818)	833
Total equity, excluding AOCI	5,412	5,421	5,223	4,201
Total number of shares of common stock outstanding (in millions)	125	125	126	105
Book value per share, excluding AOCI	43.30	43.37	41.45	40.01

Return on Average Equity, excluding AOCI & Adjusted Return on Average Equity, excluding AOCI
Return on average equity, excluding AOCI is calculated by dividing the rolling four quarters net earnings, by total average equity excluding AOCI. Average equity, excluding AOCI for the twelve month rolling period is the average of 5 points throughout the period. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders.

	Nine months ended September 30,		Year ended December 31,
	2023	2022	2022	2021
Reconciliation of Return on Average Equity to (1) Return on Average Equity, excluding AOCI and (2) Adjusted Return on Average Equity, excluding AOCI
Return on average equity	2.7%	23.7%	19.0%	26.7%
AOCI	(1.5)%	(4.0)%	(6.1)%	7.2%
Return on average equity, excluding AOCI	1.2%	19.7%	12.9%	33.9%
Aggregate adjustments to arrive at ANE	6.2%	(11.2)%	(5.7)%	(16.4)%
Adjusted return on average equity, excluding AOCI	7.4%	8.5%	7.2%	17.5%
Adjusted Return on Assets
Adjusted return on assets is calculated by dividing year-to-date annualized ANE by year-to-date AAUM. Return on assets is composed of net investment income, less cost of funds and less expenses (including operating expenses, interest expense and income taxes) consistent with our ANE definition and related adjustments. Cost of funds includes liability costs related to cost of crediting as well as other liability costs. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing financial performance and profitability earned on AAUM.

	Nine months ended September 30,		Year ended December 31,
	2023	2022	2022	2021
Reconciliation of Portfolio Earned Yield to Adjusted Return on Assets
Portfolio earned yield	4.73%	4.13%	4.13%	5.80%
Cost of funds	(2.73)%	(2.29)%	(2.37)%	(2.49)%
Product margin	2.00%	1.84%	1.76%	3.31%
Expenses (operating, interest & taxes)	(1.24)%	(1.08)%	(0.88)%	(1.31)%
Adjusted return on assets	0.76%	0.76%	0.88%	2.00%

RISK FACTORS
Before you invest in our notes, you should know that making such an investment involves significant risks, including the risks described below. You should carefully consider the following information about these risks, together with the other information contained in this prospectus and the information incorporated by reference herein. In particular, you should carefully consider the “Risk Factors” and other information contained in the Annual Report and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, each of which is incorporated by reference into this prospectus, before purchasing the notes offered pursuant to this prospectus. The risks that we have highlighted here or in the information incorporated by reference herein are not the only ones that we face. Additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the risks actually occurs, our business, financial condition or results of operations could be negatively affected and you could lose all or part of your investment.
Risk Factors Related to this Offering and the Notes
The notes and the guarantees will be structurally subordinated to all existing and future indebtedness, other liabilities and preferred equity of our and the guarantors’ subsidiaries that are not guarantors.
As a holding company, we conduct substantially all of our operations through our subsidiaries, meaning we derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. As a result, our ability to meet our obligations on the notes and our other debt obligations depends on our ability to receive distributions from these subsidiaries. These subsidiaries are separate and distinct legal entities and, beyond the obligations that certain subsidiaries have as guarantors, have no obligation to pay any amounts due on our indebtedness, including the notes, or to provide us with funds to satisfy our payment obligations, whether by dividends, distributions, loans or otherwise. The notes will be guaranteed by each of our existing and future direct and indirect subsidiaries that are guarantors of our obligations under the Credit Agreement. The notes will not be guaranteed by any of our other subsidiaries, including our insurance subsidiaries. As a result, the notes and the guarantees will be structurally subordinated to all indebtedness, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our subsidiaries that are not guarantors. Therefore, in the event of the liquidation, dissolution, winding up or other bankruptcy event of a subsidiary that is not a guarantor, following payment by such subsidiary of its indebtedness, other liabilities and preferred equity, such subsidiary may not have sufficient assets remaining in order to make payments to the Issuer, as a shareholder or otherwise. As of September 30, 2023, our non-guarantor subsidiaries had no aggregate indebtedness, and our insurance subsidiaries had $52.1 billion in aggregate liabilities to policyholders and contract holders, which would have effectively ranked senior to the notes and the guarantees.
The notes and the guarantees will be effectively subordinated to our and the guarantors’ secured indebtedness.
The notes and the guarantees will not be secured by any of our or the guarantors’ assets or the assets of our non-guarantor subsidiaries. As a result, the notes and the guarantees will be effectively subordinated to any secured indebtedness we or the guarantors may incur, to the extent of the value of the assets securing such indebtedness. If we or any of the guarantors are declared bankrupt or insolvent, or if we or any of the guarantors default under any of our or their future indebtedness that is secured by assets, the holders of such indebtedness could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we or any of the guarantors are unable to repay such indebtedness, the holders of such indebtedness could foreclose on such assets to the exclusion of holders of the notes and the guarantees, even if an event of default exists under the indenture at such time. In any such event, because the notes and the guarantees will not be secured by such assets, it is possible that there would be no assets remaining from which claims of the holders of the notes and the guarantees could be satisfied or, if any assets remained, they may be insufficient to satisfy such holders’ claims fully.

We will depend substantially on our insurance company subsidiaries for funds to meet our payment obligations under the notes, which may be limited by law.
We conduct substantially all of our operations through our insurance company subsidiaries, including, principally, FGL Insurance and FGL NY Insurance. Our insurance company subsidiaries are restricted by state insurance laws in their ability to pay dividends and make distributions.
Under the insurance laws of the jurisdictions in which our insurance company subsidiaries are domiciled, an insurer is restricted with respect to the timing or the amount of dividends it may pay without prior approval by applicable regulatory authorities. For example, the Iowa insurance law and the New York insurance law regulate the amount of dividends that may be paid in any year by FGL Insurance and FGL NY Insurance, respectively. Based on FGL Insurance’s statutory financial results for the year ended December 31, 2022 and capital and surplus as of December 31, 2022, FGL Insurance will only be able to pay dividends to us during 2023 with the prior approval of the Iowa Insurance Commissioner.
Currently, many of our subsidiaries are owned directly by FGL Insurance. Accordingly, all dividends paid by such entities are not paid directly to us, but rather are paid to FGL Insurance and, as described above, the amount of dividends that can be paid to us by FGL Insurance is limited by law. Accordingly, it is possible that our indirect subsidiaries will pay dividends to FGL Insurance, but FGL Insurance will be unable to pay all or a part of any such dividend to us as a result of restrictions under applicable insurance laws and regulations and Iowa corporate law or that of any other state or jurisdiction.
The amount of any dividend an insurance company subsidiary may pay without prior regulatory approval is not necessarily indicative of the insurer’s actual ability to pay dividends, which may be constrained by business and regulatory considerations, such as the impact of dividends on surplus, which could affect the insurer’s ratings or competitive position, the amount of premiums that can be written and the ability to pay future dividends. Further, depending on business and regulatory conditions, we may in the future need to retain cash in our insurance company subsidiaries or even contribute cash to one or more of them in order to maintain their ratings or their statutory capital position. Such a requirement could be the result of investment losses, reserve charges, adverse operating conditions in the current economic environment or changes in interpretation of statutory accounting requirements by regulators.
We maintain consolidated accounting records in accordance with GAAP and our insurance company subsidiaries maintain accounting records in accordance with applicable statutory accounting practices (“SAP”). The amount of dividends that can be paid to us by FGL Insurance, and by our indirect subsidiaries to FGL Insurance (including FGL NY Insurance), without prior regulatory approval is based on such subsidiaries’ earnings and capital and surplus determined under SAP, which can differ materially from earnings and capital and surplus reported on a GAAP basis.
In addition, the amount of dividends that our subsidiaries, including our insurance company subsidiaries, can pay may also be limited by applicable corporate laws, which laws generally provide that a corporation cannot pay dividends at any period when its liabilities exceed its assets or when it is unable to pay its debts as they become due in the usual course of business, and may be limited by other contractual arrangements to which such subsidiaries are party, including the terms of other indebtedness.
We are subject to statutory provisions under which our assets could be used to satisfy claims of FGL Insurance’s policyholders.
As a holding company parent of FGL Insurance, we are subject to regulation, both directly and indirectly, by the Iowa Insurance Commissioner. Each state has rehabilitation and liquidation laws that authorize the insurance regulatory authorities to commence proceedings to place an insurer domiciled in such state under supervision, or to rehabilitate or liquidate it, on several grounds, including insolvency and other hazardous financial conditions and events. Under Iowa law, in any proceeding commenced by the Iowa Insurance Commissioner for the purpose of liquidating, rehabilitating, conserving or otherwise reorganizing FGL Insurance, our assets may be deemed to be available to satisfy the policyholder obligations of FGL Insurance. Therefore, it is likely that in a supervision, rehabilitation or liquidation proceeding under Iowa law involving FGL Insurance, we would be named as a party. As a party in any such proceeding, insurance regulatory authorities would likely seek to use our assets to pay the claims of policyholders of FGL Insurance. This would adversely affect our ability to make payments due under the notes.
The Credit Agreement restricts our current and future operations, particularly our ability to respond to changes or to take certain actions.
The Credit Agreement imposes significant operating and financial restrictions and limits our ability and the ability of our subsidiaries to:
•incur additional indebtedness and make guarantees;
•incur liens on assets;
•engage in mergers or consolidations or fundamental changes;
•sell or dispose of assets;
•pay dividends and distributions or repurchase capital stock;
•make investments, loans and advances, including acquisitions;
•enter into certain transactions with affiliates;
•enter into certain agreements that would restrict the ability of subsidiaries to make payments to us;
•change the nature of the business, accounting policies or reporting practices affecting the calculation of the financial covenants; and
•cause FGL Insurance to cease to be our direct or indirect subsidiary.
As a result of these covenants and restrictions, we are and will be limited in how we conduct our business, and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. In addition, we will be required to maintain specified financial ratios and satisfy other financial condition tests. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders or amend the covenants.
Our failure to comply with the restrictive covenants described above as well as others contained in our future debt instruments from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date. If we are forced to refinance these borrowings on less favorable terms, our results of operations and financial condition could be adversely affected.
The indenture contains only limited protection for holders of the notes and, except in certain limited circumstances, will not restrict our ability to incur additional debt, repurchase our securities or take other actions that could negatively impact holders of the notes.
We are not restricted under the terms of the indenture, pursuant to which the notes will be issued, from incurring additional debt or repurchasing our securities. In addition, the indenture does not contain any covenants which require us to achieve or maintain any minimum financial results or financial position. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the indenture could have the effect of diminishing our ability to make payments on the notes when due.
The terms of the notes will not necessarily afford holders of the notes protection in the event of a highly leveraged transaction that may adversely affect holders of the notes, including a reorganization, recapitalization, restructuring, merger or other similar transaction involving us. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding debt, adversely affect our capital structure or the credit ratings of our debt securities, or otherwise adversely affect the holders of the notes. For a variety of reasons, these transactions may not necessarily constitute a Change of Control Triggering Event that affords holders the protections described under “Description of the Notes—Repurchase upon Change of Control Triggering Event.” Except as described under “Description of the Notes—Repurchase upon Change of Control Triggering Event,” the indenture does not contain any provisions that permit the holders of the notes to require us to repurchase the notes in the event of a takeover, recapitalization or similar transaction.
A Change of Control (as defined under “Description of the Notes—Certain Covenants of the Issuer—Certain Definitions”) includes a disposition to any person, other than a Permitted Holder, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances, there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of us and our subsidiaries taken as a whole. As a result, the ability of the holders of the notes to require us to offer to repurchase notes as a result of a transfer of less than all of our assets to another person may be uncertain.
The guarantees of the notes are limited in nature, and any guarantor that is released from its obligations under the Credit Agreement will be automatically released from its guarantee of the notes.
The notes will only be guaranteed by each of our existing and future direct and indirect subsidiaries that are guarantors of our obligations under the Credit Agreement. If any such subsidiary (including any newly formed, newly acquired or newly re-designated subsidiary) guarantees (or becomes a co-borrower or co-issuer in respect of) our obligations or any guarantor’s obligations under any credit facility (or commitments therefor) that we enter into or that such guarantor enters into (other than the Credit Agreement) or any capital markets debt that we issue or that such guarantor issues, such subsidiary will not be required to guarantee our obligations under the notes and the indenture. Furthermore, if any of our subsidiaries that serves as a guarantor under the notes is released from its obligations under the Credit Agreement (other than if such guarantor is released because of payment under its guarantee), the guarantee of the notes by that subsidiary will be released without action by, or consent of, any holder of the notes or the trustee. See “Description of the Notes—General Terms of the Guarantees.” You will not have a claim as a creditor against any subsidiary that is not a guarantor of the notes due to the limited nature of the guarantees or that ceases to be a guarantor of the notes due to the release of its guarantees.
We may not be able to repurchase all of the notes upon a Change of Control Triggering Event.
As described under “Description of the Notes—Repurchase upon Change of Control Triggering Event,” unless we have otherwise redeemed the notes, we will be required to offer to repurchase the notes upon the occurrence of a Change of Control Triggering Event with respect to the notes. We may not have sufficient funds to repurchase the notes for cash at such time. In addition, our ability to repurchase the notes for cash may be limited or prohibited by law or our credit, lease or operating agreements in existence at the time. To the extent we are unable to obtain relief from any such limitations or prohibitions, we may be unable to repurchase the notes. In addition, the Credit Agreement contains an event of default upon certain events that constitute a change of control which will obligate us to repay any indebtedness outstanding under the Credit Agreement upon an acceleration of such indebtedness. Regardless of the cause, our failure to offer to repurchase the notes could constitute an event of default under the indenture which could, in turn, constitute a default under other of our agreements relating to our indebtedness outstanding at the time, including the Credit Agreement.
There is currently no market for the notes, and we cannot assure you that an active trading market for the notes will develop. The notes may trade at prices below the price you paid for them.
The notes are a new issue of debt securities for which there currently is no trading market. We intend to apply to list the notes on the NYSE, and if the application is approved, we expect trading in the notes on the NYSE to begin within 30 days of the original issue date. Although we expect the notes to be listed on the NYSE, we cannot provide any assurances that we will successfully list the notes or that an active trading market will develop for the notes. Further, we cannot provide any assurances as to the liquidity of any trading market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading market that develops may be affected by many factors independent of and in addition to the foregoing, including:
•time remaining prior to the maturity of the notes;
•the outstanding amount of the notes;
•the terms related to optional redemption of the notes; and
•level, direction and volatility of market interest rates generally.
Certain of the underwriters have advised us that they presently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice, in the underwriters’ sole discretion.
Any downgrade in our credit ratings could limit our ability to obtain future financing, increase our borrowing costs and adversely affect the market price of our outstanding debt securities, including the notes, or otherwise impair our business, financial condition, cash flows and results of operations.
We expect that the notes will be rated by at least one nationally recognized credit rating agency. A debt rating is not a recommendation to purchase, sell or hold the notes. These ratings are not intended to correspond to market price or suitability of the notes for any particular investors. Credit rating agencies continually review their ratings for the companies that they follow, including us. Credit rating agencies also evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries. There can be no assurance that any rating assigned to any of our debt securities, including the notes, will remain in effect for any given period of time or that any such ratings will not be lowered, suspended or withdrawn entirely by a credit rating agency if, in that credit rating agency’s judgment, circumstances so warrant.
A downgrade of our credit ratings could, among other things:
•adversely affect the market price of our debt securities, including the notes;
•limit our access to the capital markets or otherwise adversely affect the availability of other new financing on favorable terms, if at all;
•result in more restrictive covenants in agreements governing the terms of any future indebtedness that we may incur;
•increase our cost of borrowing; and
•impair our business, financial condition, cash flows and results of operations.
Redemption may adversely affect the investment return on the notes.
We have the right to redeem some or all of the notes prior to maturity, as described under “Description of the Notes—Optional Redemption” and “—Tax Event Redemption.” We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, holders of the notes may not be able to reinvest the redemption proceeds in a comparable security and obligor at an effective interest rate as high as that of the notes.
An increase in market interest rates could result in a decrease in the relative value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of the notes may decline. We cannot predict the future level of market interest rates.

Federal and state laws may permit courts, under specific circumstances, to void the notes and/or any of the guarantees as a fraudulent transfer or conveyance, subordinate claims in respect of the notes and/or any of the guarantees and require you to return payments received. If that occurs, you may not receive any payments on the notes or any of the guarantees.
Federal and state creditor-protection related laws, including fraudulent transfer and fraudulent conveyance statutes, may apply to the notes and any of the guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or fraudulent conveyance laws, which may vary from state to state, the notes or any of the guarantees thereof could be voided as fraudulent transfers or conveyances if we or any of the guarantors, as applicable, (i) issued the notes or incurred the guarantees with the actual intent of hindering, delaying or defrauding current or future creditors or (ii) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (ii) only, one of the following is also true at the time thereof:
•we or any such guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of any such guarantees;
•the issuance of the notes or the incurrence of any such guarantees left us or any such guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on business; or
•we or any such guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or any guarantor’s ability to pay as they mature.
As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court could find that we or any guarantor did not receive reasonably equivalent value or fair consideration for the notes or any of the guarantees, as applicable, to the extent that we or any guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes or the applicable guarantees.
The bankruptcy code defines “insolvent” as to an entity other than a partnership or a municipality as the sum of its debts, including contingent and unliquidated liabilities, being greater than the fair value of all of its assets. We cannot be certain as to the standards a court would use to determine whether or not we or any guarantors were insolvent at the relevant time.
If a court were to find that the issuance of the notes or the incurrence of a guarantee of the notes was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or that guarantee (the effect being that holders of the notes would cease to have a claim under the notes or such guarantee) and could require the holders of the notes to repay any amounts received with respect to the notes or that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voiding of the notes or any of the guarantees could result in an event of default with respect to the notes or our and our subsidiaries’ other debt that could result in acceleration of the notes or that debt.
Although the indenture contains a provision intended to limit any guarantor’s liability under its guarantee of the notes to the maximum amount as will not result in the obligations of such guarantor under its guarantee of the notes constituting a fraudulent conveyance or fraudulent transfer under applicable law, this provision may not be effective to protect any guarantees of the notes from being voided under fraudulent conveyance, fraudulent transfer or similar laws, or prevent that guarantor’s obligation from being reduced to an amount that effectively makes its guarantee worthless. If any guarantees of the notes by any of the guarantors were held to be unenforceable, the notes would be equity of such guarantor.
Finally, the bankruptcy court may subordinate the claims in respect of the notes or the guarantees of the notes to other claims against us or any guarantors under the principle of equitable subordination if the court determines that (i) the holder of notes engaged in some type of inequitable conduct, (ii) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (iii) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

Insolvency laws of Bermuda may not be as favorable to you as the U.S. bankruptcy laws and may preclude holders of the notes from recovering payments due under the notes.
CF Bermuda is incorporated in Bermuda and, as a guarantor, is a party to certain key agreements affecting your rights as holders of the notes and your ability to recover under the notes. The insolvency laws of Bermuda may not be as favorable to your interests as creditors as the laws of the United States or other jurisdictions with which you may be familiar, including in the areas of rights of creditors, priority of governmental and other creditors, ability to obtain post-petition interest and the duration of the proceeding. See “Limitations on Validity and Enforceability of CF Bermuda Guarantee” for a description of the insolvency laws in Bermuda, which could limit the enforceability of the guarantee of CF Bermuda.
In the event that we, any one or more of the guarantors or any other of our subsidiaries experiences financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings.
Enforcing your rights as a holder of the notes or under the guarantees across multiple jurisdictions may be difficult.
The notes will be issued by a U.S. entity and will be guaranteed by CF Bermuda, a Bermuda entity. In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in either of these jurisdictions. Your rights under the notes and the guarantees may therefore be subject to the laws of multiple jurisdictions, and you may not be able to enforce effectively your rights in multiple bankruptcy, insolvency and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights. In addition, the bankruptcy, insolvency, foreign exchange, administration and other laws of the various jurisdictions may be materially different from or in conflict with one another and those of the United States, including in respect of creditor’s rights, priority of creditors, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved could trigger disputes over which jurisdiction’s law should apply, which could adversely affect your ability to enforce your rights and to collect payment in full under the notes and the guarantees.
You may be unable to enforce judgments obtained in the United States and foreign courts against CF Bermuda or its directors and officers.
CF Bermuda, as a guarantor, is, and will continue to be, a non-resident of the United States. As a consequence, you may not be able to effect service of process on CF Bermuda (or its directors and officers, if applicable) or to enforce judgments of U.S. courts in any civil liability proceedings under the U.S. federal securities laws. Moreover, any judgment obtained in the United States against CF Bermuda (or its directors and officers, if applicable), including judgments with respect to the payment of principal, premium, if any, and interest on the notes, may not be collectible in the United States. There is also uncertainty about the enforceability in the courts of certain jurisdictions, including judgments obtained in the United States against CF Bermuda, whether or not predicated upon the federal securities laws of the United States. See “Service of Process and Enforcement of Civil Liabilities.”

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein, contains information that includes or is based upon “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are intended to enhance the reader’s ability to assess our future financial and business performance.
Some of the forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. However, not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not related to present facts or current conditions or that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our consolidated results of operations, financial condition, liquidity, prospects and growth strategies and the industries in which we operate and including, without limitation, statements relating to our future performance.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which are beyond our control. We caution you that forward-looking statements are not guarantees of future performance and that our actual consolidated results of operations, financial condition and liquidity, and industry developments may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus. In addition, even if our consolidated results of operations, financial condition and liquidity, and industry developments are consistent with the forward-looking statements contained or incorporated by reference in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors could cause actual results to differ materially from those contained in or implied by the forward-looking statements, including the risks and uncertainties discussed in the “Risk Factors” section beginning on page 13 of this prospectus and the “Risk Factors” and “Statement Regarding Forward-Looking Information” sections in our Annual Report and in any other documents that are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information about how to obtain copies of those documents.
Forward-looking statements in the description of the proposed investment by FNF in “Prospectus Summary—Recent Developments” are subject to risks and uncertainties, including, but not limited to: diversion of management's attention; the ability of the FNF and F&G special committees to negotiate mutually acceptable terms for the investment; the potential impact of the consummation of further investment by FNF in F&G on relationships, including with employees, suppliers, customers and competitors; our ability to successfully realize the anticipated benefits of the investment; and general economic conditions and other factors, including prevailing interest and unemployment rate levels and stock and credit market performance.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the notes in this offering will be approximately $          (or approximately $          if the underwriters fully exercise their overallotment option), after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds to repay borrowings under the Credit Agreement and for general corporate purposes, including the support of organic growth opportunities.
As of September 30, 2023, we had $515 million of borrowings outstanding under the Credit Agreement. For a description of borrowings under the Credit Agreement, see “Description of Other Indebtedness.”

CAPITALIZATION
The following table sets forth our cash and cash equivalents and consolidated capitalization as of September 30, 2023 on an actual basis and on an as adjusted basis to reflect the issuance of the notes offered hereby.
This table should be read in conjunction with the section of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this prospectus, as well as our unaudited condensed consolidated financial statements and notes incorporated by reference in this prospectus.

	As of September 30, 2023
(In millions)	Actual	As Adjusted
Cash and cash equivalents	$1,742	$
Indebtedness (aggregate principal amount):
FGLH 2025 Senior Notes	500
2028 Senior Notes	550
% Senior Notes due 2053 offered hereby	—
Credit Agreement	515
Total debt	$1,565	$
Equity:
F&G common stock, par value $0.001 per share; as of September 30, 2023, authorized shares of 500,000,000, outstanding shares of 125,496,745 and issued shares of 126,374,176	—
Additional paid-in-capital	3,178
Retained earnings	2,252
Accumulated other comprehensive (loss) earnings	(3,040)
Treasury stock, at cost (877,431 shares as of September 30, 2023)	(18)
Total equity	$2,372	$
Total capitalization (1)	$3,937	$
__________________
(1)Total capitalization is defined as total equity plus total debt.

DESCRIPTION OF THE NOTES
The notes will be issued under the indenture. The following discussion summarizes selected provisions of the notes and the indenture. Because this is only a summary, it is not complete and does not describe every aspect of the notes and the indenture. Whenever there is a reference to particular sections or defined terms of the notes or the indenture, the sections or defined terms are incorporated by reference, and the statement is qualified in its entirety by that reference. Capitalized terms are terms that are defined in the notes or the indenture, as applicable. The amount of securities that the Issuer may issue under the indenture is unlimited. A copy of the indenture is available from the Issuer upon request. Investors in the notes should read the notes and the indenture for provisions that may be important to investors but which are not included in this summary.
General Terms of the Notes
The notes will mature and become payable in full, together with any accrued unpaid interest thereon, on December 15, 2053. Interest on the notes will accrue from           , 2023 at the rate set forth on the cover of this prospectus (subject to adjustment from time to time as described under “—Interest Rate Adjustment upon Ratings Action”). Interest on the notes will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2024, to the persons in whose names the notes were registered at the close of business on the preceding March 1, June 1, September 1 and December 1, respectively.
The Issuer will issue the notes initially in the aggregate principal amount of $250 million (or $287.5 million if the underwriters’ option to purchase notes to cover overallotments, if any, is exercised in full). The Issuer may, from time to time, without giving notice to or seeking the consent of the holders of the notes, issue notes under the indenture having the same ranking and the same interest rate, maturity date and other terms (other than the issue price, issue date, and date and amount of the first payment of interest) as the notes issued in this offering. Any additional notes having such similar terms, together with the notes offered hereby, will constitute a single series of notes for all purposes under the indenture, including waivers, amendments and redemptions. This type of offering is often referred to as a “re-opening.” Additional notes may constitute a separate issuance from the original series of notes offered hereby for U.S. federal income tax purposes. Additional notes that constitute a separate issuance from the original series of notes offered hereby for U.S. federal income tax purposes will be issued under a separate CUSIP number.
Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Principal and interest will be payable, and the notes will be transferable or exchangeable, at the office or offices or agency maintained by the Issuer for this purpose. Payment of interest on the notes may be made at the Issuer’s option by check mailed to the registered holders.
Any payment otherwise required to be made in respect of the notes on a date that is not a business day for the notes may be made on the next succeeding business day with the same force and effect as if made on that date. No additional interest shall accrue as a result of a delayed payment. A business day is defined in the indenture as a day other than a Saturday, Sunday or other day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.
We intend to apply to list the notes on the NYSE under the symbol “FGN,” and if the application is approved, we expect trading in the notes on the NYSE to begin within 30 days of the original issue date. The notes will be issued only in fully registered form without coupons in minimum denominations of $25 and integral multiples of $25 in excess thereof (or other such denominations set forth in the Global Certificates (as defined under “—Book-Entry, Delivery and Form”)). No service charge will be made for any transfer or exchange of the notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. The notes will be represented by one or more Global Certificates registered in the name of a nominee of DTC. Except as described below under “—Transfer and Exchange—Exchange of Beneficial Interests in Notes represented by Global Certificates for Notes represented by Definitive Certificates,” the notes will not initially be issuable in definitive form.
The Issuer will initially appoint the trustee at its designated corporate trust office as a paying agent and registrar for the notes. The Issuer will cause to be kept at the designated office of the registrar a register in which, subject to such reasonable regulations as the Issuer may prescribe, the Issuer will provide for the registration of the notes and registration of transfers of the notes. The Issuer will maintain an office or agency where security certificates representing the notes may be presented for payment of principal of and interest, if any, and where security certificates representing the notes may be presented for registration of transfer and for exchange. The Issuer will give the trustee written notice of the location of such office or agency and of any change of location thereof. If the Issuer fails to designate or maintain any such office or agency or fails to give such notice of the location or of any change in the location thereof to the trustee, presentations for payment may be made at the designated corporate trust office of the trustee.
The Issuer will provide investors in the notes with notice of any resignation or removal of the trustee and of any appointment of a successor trustee.
General Terms of the Guarantees
As of the closing of this offering, the notes will be fully and unconditionally guaranteed, jointly and severally, by all of the subsidiaries of the Issuer that are guarantors of the Issuer’s obligations under the Credit Agreement, which will be FGL US Holdings, FGLH, FGLBS and CF Bermuda. If, after the date of the indenture, any subsidiary guarantees (or becomes a co-borrower or co-issuer in respect of) the Issuer’s obligations under the Credit Agreement, within 15 days of such event, the Issuer shall cause such subsidiary to become a guarantor under the indenture. See “—Additional Guarantees.” None of the Issuer’s insurance subsidiaries will guarantee the notes.
The obligations of each guarantor under its guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor and after giving effect to any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor under its guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such guarantor under its guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. By virtue of this limitation, a guarantor’s obligation under its guarantee of the notes could be significantly less than amounts due and payable with respect to the notes, or a guarantor may have no obligation under its guarantee of the notes. Each guarantor that makes a payment for distribution under its guarantee is entitled to a contribution from each other guarantor in a pro rata amount based on the adjusted net assets of each guarantor. See “Risk Factors—Risks Factors Related to the Notes — Federal and state laws may permit courts, under specific circumstances, to void the notes and/or any of the guarantees as a fraudulent transfer or conveyance, subordinate claims in respect of the notes and/or any of the guarantees and require you to return payments received. If that occurs, you may not receive any payments on the notes or any of the guarantees.”
The guarantee of a guarantor will be released:
•upon any sale or other disposition (by merger, amalgamation, consolidation or otherwise) of (i) all or substantially all of the assets of that guarantor or (ii) the capital stock (as defined under “—Certain Definitions”) of such guarantor, in each case, after which that guarantor is no longer a subsidiary of the Issuer; provided, that such sale or other disposition is made in compliance with the covenants described in “—Limitation on Disposition of Capital Stock of the Issuer’s Covered Subsidiaries” and “—Consolidation, Merger, Sale or Conveyance—The Guarantors”;
•if such guarantor merges with and into the Issuer or another guarantor, with the Issuer or such other guarantor surviving such merger;
•if the Issuer exercises its legal defeasance option or covenant defeasance option as described under “—Defeasance” or if the Issuer’s and the guarantors’ obligations under the indenture are discharged; or
•upon the release or discharge of the guarantee by such guarantor of indebtedness under the Credit Agreement, except, in each case, a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement is still a release, and that, if any such guarantee is so reinstated, such guarantee shall also be reinstated to the extent that such guarantor would then be required to provide a guarantee pursuant to the covenant described under “—Additional Guarantees”).

Interest Rate Adjustment upon Ratings Action
The interest rate payable on the notes will be subject to adjustment from time to time if either S&P or Fitch (each as defined under “—Certain Definitions”) or, in either case, any Substitute Rating Agency downgrades (or downgrades and subsequently upgrades) the credit ratings assigned to the notes, in the manner described below.
If the rating assigned by S&P (or any Substitute Rating Agency therefor) of the notes is downgraded to a rating set forth in the immediately following table, the interest rate on the notes will increase from the interest rate payable thereon on the date of their initial issuance by an amount equal to the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table following the succeeding paragraph):

S&P Rating(1)	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%
_________________
(1)Including the equivalent ratings of any Substitute Rating Agency therefor.
If the rating assigned by Fitch (or any Substitute Rating Agency therefor) of the notes is downgraded to a rating set forth in the immediately following table, the interest rate on the notes will increase from the interest rate payable thereon on the date of their initial issuance by an amount equal to the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table following the preceding paragraph):

Fitch Rating(1)	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%
__________________
(1)Including the equivalent ratings of any Substitute Rating Agency therefor.
If at any time the interest rate on the notes has been increased and S&P or Fitch (or, in either case, any Substitute Rating Agency) subsequently upgrades its rating of the notes to any of the ratings set forth above, the interest rate on the notes will be decreased such that the interest rate on the notes equals the interest rate payable on the notes on the date of their initial issuance plus the percentages set forth opposite the ratings from the tables above in effect immediately following the upgrade in rating. If S&P and Fitch (or, in either case, any Substitute Rating Agency) subsequently upgrade their respective ratings of the notes to BBB- (or its equivalent, in the case of any Substitute Rating Agency) or higher, the interest rate on the notes will be decreased to the interest rate payable thereon on the date of their initial issuance (and if one such upgrade occurs and the other does not, the interest rate on the notes will be decreased so that it does not reflect any increase of interest rate attributable to the upgrading rating agency). In addition, the interest rate payable on the notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent downgrade in the ratings by either or both rating agencies) if the notes become rated BBB+ (or the equivalent thereof, in the case of any Substitute Rating Agency) or higher by each of S&P and Fitch (or, in either case, a Substitute Rating Agency) (or by one rating agency if the notes are only rated by one rating agency and the Issuer has not obtained a rating on the notes from a Substitute Rating Agency).
Each adjustment required by any downgrade or upgrade in a rating set forth above, whether occasioned by the action of S&P or Fitch (or, in either case, any Substitute Rating Agency), will be made independent of any and all other adjustments; provided, however, that in no event shall (1) the interest rate on the notes be reduced to below the interest rate payable thereon on the date of their initial issuance or (2) the total increase in the interest rate on the notes exceed 2.00% above the interest rate payable thereon on the date of their initial issuance.
No adjustments to the interest rate on the notes will be made solely as a result of a rating agency ceasing to provide a rating of the notes. If at any time S&P or Fitch ceases to provide a rating of the notes for any reason, the Issuer will use its commercially reasonable efforts to obtain a rating of the notes from a Substitute Rating Agency, if one exists, in which case, for purposes of determining any increase or decrease in the interest rate on the notes pursuant to the tables above, (a) such Substitute Rating Agency will be substituted for the last rating agency to provide a rating of the notes but which has since ceased to provide such rating, (b) the relative rating scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Issuer and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by S&P or Fitch, as applicable, in such table and (c) the interest rate on the notes will increase or decrease, as the case may be, such that the interest rate on the notes equals the interest rate payable on the notes on the date of their initial issuance plus the appropriate percentage, if any, set forth opposite the deemed equivalent rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other rating agency).
For so long as only one of S&P or Fitch provides a rating of the notes and the Issuer does not select a Substitute Rating Agency to replace the other rating agency, any subsequent increase or decrease in the interest rate on the notes necessitated by a downgrade or upgrade in the applicable rating by the rating agency providing the rating shall be twice the applicable percentage set forth in the applicable table above (taking into account the provisions of clause (b) from the immediately preceding paragraph, if applicable). For so long as none of S&P, Fitch or a Substitute Rating Agency provides a rating of the notes, the interest rate on the notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the notes on the date of their initial issuance.
Any interest rate increase or decrease on the notes described above will take effect on the next business day following the date on which a rating change occurs that requires an adjustment in the interest rate on the notes. If the interest rate payable on the notes is increased as described above, the term “interest,” as used with respect to the notes, will be deemed to include any such additional interest, unless the context otherwise requires.
Ranking
The notes and the guarantees will be the senior unsecured obligations of the Issuer and the guarantors and will rank senior in right of payment to all of the obligations of the Issuer and the guarantors that are expressly subordinated in right of payment to the notes and each guarantee and equally in right of payment with all of the existing and future senior unsecured indebtedness of the Issuer and the guarantors, including the obligations of the Issuer and the guarantors under the 2028 Senior Notes, the Credit Agreement, the FGLH 2025 Senior Notes and the FNF Credit Agreement, as applicable. In addition, the notes and guarantees will effectively rank junior in right of payment to any future secured indebtedness of the Issuer or the guarantors to the extent of the value of the assets securing such indebtedness. As of September 30, 2023, the Issuer and the guarantors had no secured indebtedness that would have effectively ranked senior in right of payment to the notes and the guarantees, $1.6 billion of unsecured indebtedness that would have ranked equally in right of payment with the notes and the guarantees and no subordinated indebtedness that would have ranked junior in right of payment to the notes and the guarantees.
The Issuer is a holding company and conducts substantially all of its operations through its subsidiaries, including FGL Insurance and FGL NY Insurance. The notes will be guaranteed by each of the Issuer’s existing and future direct and indirect subsidiaries that are guarantors of the Issuer’s obligations under the Credit Agreement. The notes will not be guaranteed by any of the Issuer’s other subsidiaries, including its insurance subsidiaries. As a result, claims of the holders of the notes and the guarantees will be structurally subordinated to all indebtedness, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of the Issuer’s and the guarantors’ subsidiaries that are not guarantors. The indenture contains no limitations on the amount of additional indebtedness that the Issuer and the guarantors may incur, and therefore the amount of such indebtedness could be substantial and, subject to the limitations set forth in the covenant described under “—Certain Covenants of the Issuer—Limitation on Liens on Capital Stock of the Issuer’s Covered Subsidiaries,” such indebtedness may be secured indebtedness. Therefore, in the event of the liquidation, dissolution, winding up or other bankruptcy event of a subsidiary that is not a guarantor, following payment by such subsidiary of its indebtedness, other liabilities and preferred equity, such subsidiary may not have sufficient assets remaining in order to make payments to the Issuer, as a shareholder or otherwise. In addition, assets of the Issuer could be made available to satisfy claims of FGL Insurance’s policyholders, as discussed under “Risk Factors—Risk Factors Related to this Offering and the Notes—We are subject to statutory provisions under which our assets could be used to satisfy claims of FGL Insurance’s policyholders.” As of September 30, 2023, our non-guarantor subsidiaries had no aggregate indebtedness, and our insurance subsidiaries had $52.1 billion in aggregate liabilities to policyholders and contract holders, which would have effectively ranked senior to the notes and the guarantees.
Additional Amounts
All payments made by or on behalf of a foreign guarantor (as defined under “—Certain Definitions”) under or with respect to the notes or its guarantee will be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, unless the withholding or deduction of such taxes is then required by law. If any withholding or deduction for, or on account of, any taxes imposed or levied by or on behalf of any Tax Jurisdiction (as defined under “—Certain Definitions”) will at any time be required to be made from any payments made by or on behalf of any foreign guarantor with respect to any guarantee, including, without limitation, payments of principal, premium, or interest, the foreign guarantor will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments (including Additional Amounts) after such withholding or deduction will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:
(1)any taxes that would not have been imposed but for the holder or beneficial owner of the notes being a citizen, resident or national of, or incorporated in or carrying on a business in, the relevant Tax Jurisdiction in which such taxes are imposed, or having any other present or former connection with the relevant Tax Jurisdiction in which such taxes are imposed, other than by the mere acquisition or holding of any note or the enforcement or receipt of payment under or in respect of any note or any guarantee;
(2)any taxes imposed or withheld as a result of the failure of the holder or beneficial owner of the notes to comply with any reasonable written request made to such holder in writing at least 30 days before any such withholding or deduction would be payable by any foreign guarantors to provide timely or accurate information concerning the nationality, residence or identity of such holder or to make any valid or timely declaration or similar claim or satisfy any certification, information or other reporting requirements (to the extent such holder or beneficial owner is legally eligible to do so), which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant Tax Jurisdiction as a precondition to exemption from, or reduction in the rate of withholding or deduction of, such taxes;
(3)any taxes that are imposed or withheld as a result of the presentation of any note for payment (where presentation is required under the indenture) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30 day period);
(4)any estate, inheritance, gift, sale, transfer, use, personal property tax or similar tax or assessment;
(5)any tax which is payable otherwise than by withholding or deduction from payments made under or with respect to the notes or any guarantee;
(6)any tax that was imposed with respect to any payment on a note to any holder who is a fiduciary partnership, limited liability company or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or limited liability company or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such note;

(7)any taxes that are imposed or withheld pursuant to Sections 1471 through 1474 of the Code (as defined under “U.S. Federal Income Tax Consequences”) as of the issue date of the notes (or any amended or successor version of such sections), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code; or
(8)any combination of items (1) through (7) above.
In addition to the foregoing, any foreign guarantor will pay and indemnify the holder for any present or future stamp, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes levied by any jurisdiction on the execution, delivery, registration or enforcement of any of the notes, any guarantee (other than on or in connection with a transfer of the notes other than the initial sale thereof by the underwriters) or any other document or instrument referred to therein, or the receipt of any payments with respect thereto.
If any foreign guarantor becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the notes or its guarantee, the relevant foreign guarantor will deliver to the trustee on a date at least 30 days prior to the date of such payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to the date of such payment, in which case the relevant foreign guarantor shall notify the trustee promptly thereafter) an officer’s certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The officer’s certificate must also set forth any other information reasonably necessary to enable the paying agent to pay Additional Amounts on the relevant payment date. The trustee shall be entitled to rely solely on such officer’s certificate as conclusive proof that such payments are necessary. The relevant foreign guarantor will provide the trustee with documentation reasonably satisfactory to the trustee evidencing the payment of Additional Amounts.
The relevant foreign guarantor will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. The relevant foreign guarantor will use its reasonable efforts to obtain tax receipts from each tax authority evidencing the payment of any taxes so withheld or deducted. The relevant foreign guarantor will furnish to the holders of notes, within 60 days after the date the payment of any taxes so withheld or deducted is made, certified copies of tax receipts evidencing payment by the foreign guarantor or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments by such entity.
References to the payment of amounts based on the principal amount, interest of any other amount payable under, or with respect to, any of the notes, shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The above obligation will survive any termination, defeasance or discharge of the indenture or any transfer by a holder of its notes, and will apply, mutatis mutandis, to any Tax Jurisdiction applicable to any successor person to any foreign guarantor.
Tax Event Redemption
The Issuer may redeem the notes at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest thereon to, but excluding, the date fixed by the Issuer for such redemption (such date, a “Tax Redemption Date”) and all Additional Amounts, if any, then due and that will become due on the Tax Redemption Date as a result of such redemption or otherwise, if on the next date on which any amount would be payable in respect of the guarantees, (i) the relevant foreign guarantor is or would be required to pay Additional Amounts, (ii) the payment giving rise to such requirement cannot be made by the Issuer or another guarantor without the obligation to pay Additional Amounts and (iii) the relevant foreign guarantor cannot avoid any such payment obligation by taking reasonable measures available as a result of:
(a)any change in, or amendment to, the laws (or any regulations, protocols or rulings promulgated thereunder) of the relevant Tax Jurisdiction affecting taxation which change or amendment has not been publicly announced before and which becomes effective on or after the date of this prospectus (or, if the relevant Tax Jurisdiction was not a Tax Jurisdiction on the issue date of the notes, the date on which such Tax Jurisdiction became a Tax Jurisdiction under the indenture); or
(b)any change in, or amendment to, the existing official written position or the introduction of a written official position regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change, amendment, application or interpretation has not been publicly announced and becomes effective on or after the date of this prospectus (or, if the relevant Tax Jurisdiction was not a Tax Jurisdiction on the issue date of the notes, the date on which such Tax Jurisdiction became a Tax Jurisdiction under the indenture).
Notice of any such redemption will be provided to each holder of notes to be redeemed in accordance with the procedures described under “—Optional Redemption”, provided, that the Issuer will not give any such notice of redemption earlier than 30 days prior to the earliest date on which the relevant foreign guarantor would be obligated to make such payment or withholding if a payment under or in respect of the notes or the guarantees were then due, and unless at the time such notice is given, the obligation to pay Additional Amounts remains in effect.
Prior to the furnishing of any notice of redemption pursuant to the immediately preceding paragraph, the Issuer will deliver the trustee an opinion of counsel to the effect that there has been such change or amendment described in paragraphs (a) and/or (b) above which would entitle the Issuer to redeem the notes. In addition, before the Issuer furnishes the notice of redemption to each holder of notes to be redeemed pursuant to the immediately preceding paragraph, it will deliver to the trustee an officer’s certificate to the effect that the obligation to pay Additional Amounts cannot be avoided by the relevant foreign guarantor (but only if the payment giving rise to such requirement cannot be made by the Issuer or another guarantor without the obligation to pay Additional Amounts) taking reasonable measures available to it.
The trustee will accept such officer’s certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders of the notes.
Optional Redemption
Except as described under “—Tax Event Redemption,” the notes may not be redeemed by the Issuer, at the Issuer’s option, prior to the Par Call Date. On or after the Par Call Date, the Issuer may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 15 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. Notice of any redemption of notes may, at the Issuer’s discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control of the Issuer). If the redemption or notice of redemption is subject to the satisfaction of one or more conditions precedent, the notice of redemption must describe the conditions and, if applicable, state that the redemption date may be delayed at the Issuer’s discretion until such conditions are satisfied or waived by the Issuer or that, if such conditions are not so satisfied or waived, the redemption may not occur and the redemption notice may be rescinded.
In the case of a partial redemption, selection of the notes for redemption will be made by lot or by such other method as the trustee deems to be fair and appropriate. The notes may be redeemed in part in minimum denominations of $25 and integral multiples of $25 in excess thereof. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.
The notes will not be entitled to the benefit of any mandatory redemption or sinking fund.
Repurchase upon Change of Control Triggering Event
If a Change of Control Triggering Event with respect to the notes occurs, unless the Issuer has exercised its right to redeem such notes as described under “—Optional Redemption,” the Issuer will be required to make an offer to repurchase all or, at the holder’s option, any part (equal to $25 or an integral multiple of $25 in excess thereof) of such holder’s notes on the terms set forth in the indenture (a “Change of Control Offer”). In such Change of Control Offer, the Issuer will be required to offer a payment in cash equal to 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest thereon (the “Change of Control Payment”) to, but excluding, the repurchase date (the “Change of Control Payment Date”).
Within 30 days following the date of any Change of Control Triggering Event with respect to the notes or, at the Issuer’s option, prior to any Change of Control with respect to the notes but after the public announcement of the transaction or transactions that constitutes or may constitute a Change of Control with respect to the notes, the Issuer will mail a notice to each holder (with a copy to the trustee) describing the transaction or transactions that constitute or will constitute such Change of Control Triggering Event and offering to repurchase the notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the indenture by virtue of such compliance.
On the Change of Control Payment Date, the Issuer will, to the extent lawful:
•accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;
•deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and
•deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being repurchased by the Issuer.
The paying agent for the notes will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each such holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, that each such new note will be in a principal amount of $25 or an integral multiple of $25 in excess thereof.
The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults on its offer, the Issuer will be required to make a Change of Control Offer, treating the date of such termination or default as though it were the date of the Change of Control Triggering Event. In addition, the Issuer will not purchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default (as defined under “—Events of Default”), other than a default in the payment of the Change of Control Payment.
Book-Entry, Delivery and Form
Global Certificates. The notes will be issued in book-entry form and initially will be represented by one or more security certificates in fully registered, global form without interest coupons (the “Global Certificates”). Notes represented by the Global Certificates will be registered in the name of Cede & Co., as registered owner and as nominee for DTC, for credit to an account of a direct or indirect participant in DTC as described below under “—Depositary Procedures.”
DTC will act as securities depositary for the Global Certificates. Purchases of beneficial interests in the Global Certificates will be made in book-entry form. Except in the limited circumstances described below, beneficial interests in the Global Certificates may not be exchanged for notes in definitive form, and owners of beneficial interests in Global Certificates will not receive certificates representing their beneficial interests in the Global Certificates. See “—Depositary Procedures” below.
Depositary Procedures. The information in this section concerning DTC, Euroclear, Clearstream and their respective procedures have been obtained from sources that the Issuer and trustee believe to be reliable, but neither the Issuer nor the trustee takes responsibility for its accuracy.
Upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by the Global Certificates to the accounts of persons who have accounts with such depositary. Such accounts initially will be designated by or on behalf of the underwriters. Ownership of beneficial interests in the Global Certificates will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interest of persons other than participants).
DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its participants are on file with the SEC.
All interests in a Global Certificate, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. In the event of physical delivery of the notes represented by a definitive certificate (“Definitive Certificates”), the laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in the notes represented by a Global Certificate to such persons will be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a Global Certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such beneficial interest, may be affected by the lack of a physical certificate evidencing such interest.
Except as provided below, owners of beneficial interests in the Global Certificates will not be entitled to have such Global Certificates, or any notes represented thereby, registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered the registered owners or holders of such Global Certificates, or any notes represented thereby.
Any payments of principal, premium (if any) or interest due on the notes on any interest payment date or at maturity or upon redemption will be made available by the Issuer to the trustee by such date and as soon as possible thereafter will be payable by the trustee or paying agent to DTC or its nominee in its capacity as the registered holder of the notes represented by the Global Certificates. The trustee will treat the persons in whose names the notes represented by the Global Certificates are registered as the owners thereof for the purpose of receiving such payments and for all other purposes. Consequently, neither the trustee nor any agent thereof nor the Issuer has or will have any responsibility or liability for (i) any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the notes represented by the Global Certificates, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the notes represented by the Global Certificates or (ii) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.
DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities, is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by DTC’s participants and indirect participants to the beneficial owners of the notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants rather than of DTC or the trustee.
Euroclear. Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank, S.A./N.V., known as the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
The Euroclear Operator was granted a banking license by the Belgian Banking and Finance Commission in 2000, authorizing it to carry out banking activities on a global basis. It took over operation of Euroclear from the Brussels, Belgium office of Morgan Guaranty Trust Company of New York on December 31, 2000.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by Euroclear.
Clearstream. Clearstream is incorporated under the laws of The Grand Duchy of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.
Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by Clearstream.
Transfer and Exchange
Beneficial Interests in Notes Represented by Global Certificates. Transfers between DTC participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Certificate from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the DTC settlement date and such credit of any transactions in interests in a Global Certificate settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Certificate by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the Business Day following settlement in DTC.
DTC has advised the Issuer that it will take any action permitted to be taken by a holder of the Global Certificates only at the direction of one or more participants to whose account with DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.
Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the notes represented by the Global Certificates among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Transfers of Beneficial Interests in Notes Represented by Global Certificates. Exchanges of beneficial interests in the notes represented by one Global Certificate for interests in notes represented by another Global Certificate will be subject to the applicable rules and procedures of DTC and its direct and indirect participants. Any beneficial interest in the Global Certificates that is transferred to a person who takes delivery in the form of an interest in another Global Certificate will, upon transfer, cease to be an interest in that Global Certificate and become an interest in the Global Certificate to which the beneficial interest is transferred and, accordingly, will thereafter be subject to all procedures applicable to beneficial interests in the notes represented by the Global Certificate to which the beneficial interest is transferred for as long as it remains an interest in that Global Certificates.
Exchange of Beneficial Interests in Notes Represented by Global Certificates for Notes Represented by Definitive Certificates. For so long as DTC or its nominee is the registered holder of the notes represented by a Global Certificate, DTC or such nominee will be considered the sole and exclusive holder and owner of the notes represented by such Global Certificate for all purposes under the indenture and the notes. The Issuer will exchange Global Certificates representing the notes for Definitive Certificates only if:
•DTC notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Certificates or has ceased to be a clearing agency registered under the Exchange Act, and, in either case, the Issuer fails to appoint a successor depositary within 90 days of receiving such notice;
•an event described below under “—Events of Default” with respect to the notes has occurred and is continuing; or
•the Issuer, in its sole discretion and subject to DTC’s customary procedures, notifies the trustee in writing that it elects to cause the issuance of Definitive Certificates under the indenture.
Certain Covenants of the Issuer
The Issuer has agreed to some restrictions on the Issuer’s and the guarantors’ activities for the benefit of holders of the notes. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the notes are outstanding.
Other than the covenants described in “—Consolidation, Merger, Sale or Conveyance,” “—Limitation on Liens on Capital Stock of the Issuer’s Covered Subsidiaries” and “—Limitation on Disposition of Capital Stock of the Issuer’s Covered Subsidiaries” below, the indenture and the notes do not contain other provisions that afford holders of the notes protection in the event the Issuer:
•subject to the provisions described under “—Repurchase upon Change of Control Triggering Event,” engages in a change of control transaction;
•subject to the covenant described in “—Limitation on Liens on Capital Stock of the Issuer’s Covered Subsidiaries,” issues secured debt or secures existing unsecured debt;
•issues debt securities or otherwise incurs additional unsecured indebtedness or other obligations;
•purchases or redeems or makes any payments in respect of capital stock or other securities ranking junior in right of payment to the notes;
•sells assets;
•pays dividends;
•enters into transactions with related parties; or
•conducts other similar transactions that may adversely affect the holders of the notes.
See “Risk Factors—Risk Factors Related to this Offering and the Notes—The indenture contains only limited protection for holders of the notes and, except in certain limited circumstances, will not restrict the Issuer’s ability to incur additional debt, repurchase its securities or take other actions that could negatively impact holders of the notes” for a further discussion of the limited protections provided to holders of the notes.

Certain Definitions
Set forth below are certain of the defined terms used in the indenture:
“Below Investment Grade Rating Event” with respect to the notes means that the respective ratings of the notes are downgraded from an Investment Grade Rating by each of the Rating Agencies to below an Investment Grade Rating by each of the Rating Agencies on any date during the period commencing upon the first public notice of the occurrence of a Change of Control or the Issuer’s intention to effect a Change of Control and ending 60 days following public notice of the occurrence of the related Change of Control (which 60-day period shall be extended so long as the respective ratings of the notes are under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in ratings shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of “Change of Control Triggering Event” hereunder) if the Rating Agencies making the reduction in ratings to which this definition would otherwise apply do not announce or publicly confirm or inform the holders of the notes in writing at their request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“capital stock” of any person means any and all share capital, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity.
“Change of Control” means the occurrence of any of the following:
•the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than to one or more Permitted Holders, the Issuer or one of its subsidiaries;
•the approval by the holders of the Issuer’s common stock of any plan or proposal for the liquidation or dissolution of the Issuer; or
•the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person or Group, other than a Permitted Holder, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Issuer’s Voting Stock.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Issuer (or its successor) becomes a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction, no Person or Group (other than a Permitted Holder or a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly of more than 50% of the Voting Stock of such holding company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event in respect of such Change of Control.
“Covered Guarantor” means any guarantor that is a Covered Subsidiary.
“Covered Subsidiary” means any subsidiary of the Issuer, the total assets of which constitute at least 10% of the total assets of the Issuer and its consolidated subsidiaries (including that subsidiary), based on the most recent quarterly (including fiscal year-end) balance sheet of the subsidiary and on the most recent quarterly (including fiscal year-end) consolidated balance sheet of the Issuer. As of the date of this prospectus, CF Bermuda, FGL US

Holdings, FGLH, FGL Insurance and F&G Life Re are the Issuer’s only subsidiaries that meet the definition of Covered Subsidiary.
“Credit Agreement” means that certain Credit Agreement, dated as of November 22, 2022, among the Issuer, the guarantors from time to time party thereto and the banks and other financial institutions from time to time parties thereto as agents and lenders, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as it may be further amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.
“Fitch” means Fitch Ratings, Inc. and its successors.
“foreign guarantor” means any guarantor that is organized or existing under the laws of, or otherwise treated as resident for tax purposes in, a jurisdiction other than the United States, any state thereof or the District of Columbia.
“guarantee” means, individually, any guarantee of payment of the notes by a guarantor pursuant to the terms of the indenture and any supplemental indenture thereto, and, collectively, all such guarantees. Each guarantee will be in the form prescribed by the indenture.
“guarantor” means:
(1)each subsidiary of the Issuer on the date of the indenture that guarantees indebtedness of the Issuer under the Credit Agreement and is a signatory to the indenture; and
(2)any subsidiary that executes a supplemental indenture in accordance with the provisions of the indenture as described under “—Additional Guarantees”;
and their respective successors and assigns, in each case, until such person is released from its guarantee in accordance with the terms of the indenture.
“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by S&P and Fitch, respectively, or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer.
“lien” means any mortgage, pledge, lien, security interest or other encumbrance.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Permitted Holder” means any or a combination of any of:
(1)Fidelity National Financial, Inc. (or its successor);
(2)any affiliate or related party of any Person specified in clause (1); and
(3)any Person both the capital stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) are owned 50% or more by Persons specified in clauses (1) and (2) or any Group in which the Persons specified in clauses (1) and (2) own more than a majority of the voting power of the Voting Stock held by such Group, and any Person that is a member of any such Group.
“permitted lien” means (i) liens on the capital stock of a Covered Subsidiary to secure indebtedness incurred to finance the purchase price of such capital stock; (ii) liens on the capital stock of a Covered Subsidiary existing at the time such person becomes a Covered Subsidiary (including, without limitation, by merger into or consolidation with the Issuer or a Covered Subsidiary); provided, that any such lien is not incurred in anticipation of such person becoming a Covered Subsidiary; (iii) liens on the capital stock of a Covered Subsidiary to secure indebtedness to the Issuer or a Covered Subsidiary; provided, that such indebtedness is owned or held by the Issuer or a Covered Subsidiary; and (iv) extensions, renewals, refinancings or replacements of any lien referred to in the foregoing clauses (i), (ii) and (iii); provided, however, that any liens permitted by any of the foregoing clauses (i) and (ii) shall not extend to or cover any additional capital stock of a Covered Subsidiary, other than the property that previously secured such lien.

“Person” means any individual, firm, limited liability company, corporation, partnership, association, joint venture, tribunal, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organization and includes a “person” as used in Section 13(d)(3) of the Exchange Act.
“Rating Agencies” means (1) each of S&P and Fitch and their respective successors; and (2) if either of S&P or Fitch ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, that the Issuer selects (as certified by an officer of the Issuer to the trustee) as a replacement agency for S&P or Fitch, respectively, as the case may be.
“S&P” means S&P Global Ratings Services (a division of S&P Global Inc.) and its successors.
“Substitute Rating Agency” means Moody’s, as selected by the Issuer in its discretion at any time and from time to time as a replacement agency for S&P or Fitch, respectively, as the case may be, as certified to the trustee by a resolution of the Issuer’s board of directors.
“Tax Jurisdiction” means any jurisdiction in which any foreign guarantor is then incorporated, organized, engaged in business or resident for tax purposes, any political subdivision or governmental authority thereof or therein having power to tax or any jurisdiction from or through which payment under or with respect to the notes or the guarantees is made, excluding the United States and any political subdivision thereof.
“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.
Consolidation, Merger, Sale or Conveyance
The Issuer. As long as any notes are outstanding, the Issuer may not (i) consolidate with or merge into any other person, or convey, transfer, sell, or lease or otherwise dispose of the Issuer’s properties and assets substantially as an entirety, in one or more related transactions, to any person or (ii) permit any person to consolidate with or merge into the Issuer, unless:
•(a) the Issuer is the surviving entity or (b) if the Issuer is not the surviving entity, the person formed by the consolidation or into which the Issuer is merged or the person to which the Issuer’s properties and assets are so conveyed, transferred, sold, assigned or leased, shall be a corporation, partnership, limited liability company, limited liability partnership, trust or other person organized and existing under the laws of the United States, any state within the United States or the District of Columbia, and shall expressly assume, in the form of a supplemental indenture satisfactory to the trustee, the payment of all amounts due on the notes and the performance of all of the Issuer’s other covenants and other obligations under the indenture;
•immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing; and
•the Issuer has delivered an officer’s certificate and an opinion of counsel to the trustee, each stating that such transaction complies with the applicable provisions of the indenture and the execution of any supplemental indenture required in connection with such transaction is authorized and permitted under the indenture and all covenants and conditions precedent provided for in the indenture relating to the execution of such supplemental indenture have been performed, satisfied or otherwise complied with.
•The above provision shall not prohibit:
•the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of the Issuer’s direct or indirect wholly owned subsidiaries to the Issuer or any of its direct or indirect wholly owned subsidiaries; or
•the consolidation or merger of any of the Issuer’s direct or indirect wholly owned subsidiaries with and into the Issuer.

If the conditions described above are satisfied with respect to the notes, the Issuer will not need to obtain the approval of the holders of the notes in order to consolidate or merge or to sell its assets. Also, these conditions will apply only if the Issuer wishes to consolidate with or merge into any other person, or convey, transfer, sell, or lease or otherwise dispose of its properties and assets substantially as an entirety to another person. The Issuer will not need to satisfy these conditions if the Issuer enters into other types of transactions, including any transaction in which the Issuer acquires the stock or assets of another entity, any transaction that involves a change of control but in which the Issuer does not consolidate or merge and any transaction in which the Issuer does not convey, transfer, sell, or lease or otherwise dispose of its properties and assets substantially as an entirety. It is possible that this type of transaction may result in a reduction in the Issuer’s credit rating, or may impair its operating results or its financial condition. Holders of the notes, however, will have no approval right with respect to any transaction of this type.
The Guarantors. As long as any notes are outstanding, each guarantor may not, and the Issuer may not permit any guarantor to, (i) consolidate with or merge into any other person, or convey, transfer, sell, or lease or otherwise dispose of such guarantor’s properties and assets substantially as an entirety, in one or more related transactions, to any person or (ii) permit any person to consolidate with or merge into such guarantor, unless:
•(a) such guarantor is the surviving entity or (b) if such guarantor is not the surviving entity, the person formed by the consolidation or into which such guarantor is merged or the person to which such guarantor’s properties and assets are so conveyed, transferred, sold, assigned or leased, shall be a corporation, partnership, limited liability company, limited liability partnership, trust or other person organized and existing under the laws of the United States, any state within the United States or the District of Columbia, and shall expressly assume, in the form of a supplemental indenture satisfactory to the trustee, the payment of all amounts due under such guarantor’s guarantee and the performance of all of such guarantor’s other covenants and other obligations under the indenture;
•immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing; and
•such guarantor has delivered an officer’s certificate and an opinion of counsel to the trustee, each stating that such transaction complies with the applicable provisions of the indenture and the execution of any supplemental indenture required in connection with such transaction is authorized and permitted under the indenture and all covenants and conditions precedent provided for in the indenture relating to the execution of such supplemental indenture have been performed, satisfied or otherwise complied with.
The immediately preceding paragraph shall not prohibit any guarantor from consolidating or merging with or into or transferring all or part of its properties and assets to the Issuer or another guarantor.
Limitation on Liens on Capital Stock of the Issuer’s Covered Subsidiaries
As long as any notes are outstanding, the Issuer will not, and will not permit any subsidiary to, directly or indirectly, create, assume, incur, guarantee or otherwise permit to exist any indebtedness for borrowed money that is secured, directly or indirectly, by any lien, other than a permitted lien, on any shares of capital stock of any Covered Subsidiary (whether such shares of capital stock are owned as of the date of the indenture or acquired after the date of the indenture), unless the notes are secured equally and ratably with such indebtedness for as long as such indebtedness is so secured; provided, that the foregoing will not prohibit or limit any lien required by law, any regulation or order of any governmental or insurance regulatory authority.
Limitation on Disposition of Capital Stock of the Issuer’s Covered Subsidiaries
As long as any notes are outstanding and except in a transaction otherwise governed by the indenture, the Issuer will not, and will not permit any subsidiary to, directly or indirectly, issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Covered Subsidiary.

The above limitation will not apply to any issuance, sale, assignment, transfer or other disposition:
•that is for at least fair market value (as determined by the Issuer’s board of directors acting in good faith) subject to the provisions described under “—Consolidation, Merger, Sale or Conveyance” above;
•to the Issuer, any parent of the Issuer or any of its directly or indirectly wholly owned subsidiaries; or
•if required by law, any regulation or order of any court of competent jurisdiction or governmental or insurance regulatory authority.
Notwithstanding the foregoing, the Issuer may also merge or consolidate any of its subsidiaries into or with another of the Issuer’s direct or indirect subsidiaries.
Additional Guarantees
If, after the date of the indenture, any subsidiary guarantees (or becomes a co-borrower or co-issuer in respect of) the Issuer’s obligations under the Credit Agreement, within 15 days of such event, the Issuer shall cause such subsidiary to become a guarantor under the indenture by causing each such subsidiary to execute and deliver to the trustee a supplemental indenture in the form attached as an exhibit to the indenture pursuant to which such subsidiary shall fully and unconditionally guarantee all of the Issuer’s obligations under the notes and the indenture. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall also deliver to the trustee an officer’s certificate and an opinion of counsel stating that such guarantee complies with the applicable provisions of the indenture and the execution of such supplemental indenture is authorized and permitted under the indenture and all covenants and conditions precedent provided for in the indenture relating to the execution of such supplemental indenture have been performed, satisfied or otherwise complied with.
Reports
As long as any notes are outstanding, the Issuer will:
•furnish to the trustee, within 30 days after the Issuer is required to file the same with the SEC, the reports required by Section 314(a)(1) of the Trust Indenture Act of 1939 (the “Trust Indenture Act”), specifically, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Issuer is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of such sections, then to furnish to the trustee and file with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
•furnish to the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC and as required by Section 314(a)(2) of the Trust Indenture Act, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants provided for in the indenture, as may be required from time to time by such rules and regulations; and
•furnish to holders of the notes, within 30 days after the furnishing thereof with the trustee, as required by Section 314(a)(3) of the Trust Indenture Act and in the manner and to the extent provided in Section 313(c) thereof, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to the foregoing two paragraphs, as may be required by the rules and regulations prescribed from time to time by the SEC.
Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such will not constitute constructive notice of any information contained therein, including the Issuer’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates). The Trustee shall have no duty to review or make independent investigation with respect to any of the foregoing received by the Trustee, and shall hold the same solely as repository.
Events of Default
An “Event of Default” with respect to the notes is defined as:
•default in the payment of any interest on any of the notes when due and payable, and continuance of such default for a period of 30 days;
•default in the payment of any principal of, and premium (if any) on, any of the notes when due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;
•failure by the Issuer or any guarantor in the performance, or breach, of any other covenant or agreement contained in the notes or in the indenture and relating to the notes and continuance of that failure for a period of 90 days after notice by the trustee or by the holders of at least 25% in principal amount of the outstanding notes;
•a default under the Issuer’s or any Covered Guarantor’s outstanding indebtedness (other than the notes or the guarantees) in the payment by the Issuer or such Covered Guarantor, when due, of an aggregate principal amount of such indebtedness exceeding $75,000,000, or default under any such indebtedness (other than the notes or the guarantees) in an aggregate principal amount exceeding $75,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, in each case without such acceleration having been rescinded or annulled, or without such indebtedness having been paid in full, or without there having been deposited into trust a sum of money sufficient to pay in full such indebtedness, within ten days after notice by the trustee or by the holders of at least 25% in principal amount of the outstanding notes;
•except as permitted by the indenture, any guarantee shall be held by a court of competent jurisdiction in any non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any Person acting on behalf of any such guarantor, shall deny or disaffirm in writing its obligations under its guarantee; or
•the Issuer or any Covered Guarantor files for bankruptcy or other events of bankruptcy or insolvency proceedings relating to the Issuer or any Covered Guarantor occur according to the terms of the indenture.
The trustee will notify the holders of notes of any continuing default of which the trustee has notice within the later of 90 days after the occurrence of the default or 60 days after such default is actually known to the trustee. Notwithstanding the foregoing, except in the case of default in the payment of the principal of, or premium (if any) or interest on, any of the notes, the trustee may withhold notice if the trustee in good faith determines that the withholding of notice is in the interests of the holders of the notes.
If an Event of Default with respect to the notes has occurred and is continuing (other than with respect to certain events of bankruptcy, insolvency or reorganization described in the fifth bullet point above), either the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the principal amount of all notes to be due and payable immediately. An Event of Default relating to a bankruptcy, insolvency or reorganization described in the fifth bullet point above will cause all of the notes to become immediately due and payable without any declaration or other act by the trustee or the holders. At any time after a declaration of acceleration in respect of the notes has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the notes may, under certain circumstances, rescind and annul such acceleration.
Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default has occurred and is continuing, the trustee will not be under any obligation to exercise any of the trusts or powers vested in it by the indenture at the request or direction of any of the holders, unless such holders have offered to the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense. The holders of a majority in aggregate principal amount of the notes affected then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or exercising any trust or power conferred on the trustee with respect to the notes; provided, that the trustee may refuse to follow any direction which is in conflict with any law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of a note (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders) or that would involve the trustee in personal liability.
No holder of notes will have any right by virtue or by availing of any provision of the indenture to institute any proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the indenture or for any remedy thereunder, unless, subject to the terms of the indenture, the holder has previously given the trustee written notice of default and the continuance thereof and unless the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request to the trustee to institute such proceeding in its own name, and have offered to the trustee such indemnity as it may require, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such notice, request and offer of indemnity, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request. However, the right of a holder of any note to receive payment of the principal of, and premium (if any) and interest on, such note on or after the due dates expressed in such note, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.
Under the indenture, the Issuer will be required to provide an officer’s certificate to the trustee promptly upon the Issuer becoming aware of any default or Event of Default that has occurred and is continuing, and describe such default or Event of Default, the status thereof and what action the Issuer is taking or proposes to take with respect thereto; provided, that the Issuer shall provide such certification at least annually whether or not they know of any default or Event of Default.
Defeasance
Legal Defeasance. If there is a change in U.S. federal tax law or U.S. Internal Revenue Service (“IRS”) ruling of the nature described in the sixth bullet below with respect to the notes, the Issuer can legally release itself and the guarantors from all payment and other obligations on the notes and the guarantees. This is called legal defeasance. To do so, each of the following must occur:
•The Issuer must deposit in trust for the benefit of all holders of the notes an amount of money, U.S. government or U.S. government agency securities (or a combination thereof) that will, in the written opinion of a nationally recognized accounting firm delivered to the trustee, generate enough cash to pay and discharge the principal of, and premium (if any) and interest on, the notes;
•The legal defeasance does not result in a breach or violation of, or constitute a default under, the indenture, the Credit Agreement or any other material agreement or instrument to which the Issuer or any Covered Subsidiary or guarantor is a party or is bound;
•No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the notes to be legally defeased will have occurred and be continuing on the date of the trust deposit described in the first bullet point above and at any time during the period ending on the 91st day after such date;
•The Issuer must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to legal defeasance have been complied with;
•The Issuer must deliver to the trustee an officer’s certificate as to its solvency and the absence of intent of preferring holders of the notes over other creditors; and
•The Issuer must deliver to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred, and such opinion of counsel must refer to and be based upon a letter ruling of the IRS received by the Issuer, a revenue ruling published by the IRS or a change in applicable U.S. federal income tax law occurring after the date of the indenture.
If the Issuer ever did accomplish legal defeasance with respect to the notes, an investor in the notes would have to rely solely on the trust deposit for payments on its notes and such investor could not look to the Issuer or the guarantors for payment in the event of any shortfall.
Covenant Defeasance. Under current U.S. federal tax law, the Issuer can make the same type of trust deposit described above under “—Legal Defeasance” with respect to the notes and have the obligations of the Issuer and the guarantors released from certain restrictive covenants relating to the notes. This is called covenant defeasance. In that event, an investor in the notes would lose the protection of those restrictive covenants. In order to achieve covenant defeasance, each of the following must occur:
•The Issuer must deposit in trust for the benefit of the holders of the notes an amount of money, U.S. government or U.S. government agency securities (or a combination thereof) that will, in the written opinion of a nationally recognized accounting firm delivered to the trustee, generate enough cash to pay and discharge the principal of, and premium (if any) and interest on, the notes;
•The covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture, the Credit Agreement or any other material agreement or instrument to which the Issuer or any Covered Subsidiary or guarantor is a party or is bound;
•No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the notes to be defeased will have occurred and be continuing on the date of the trust deposit described in the first bullet point above and at any time during the period ending on the 91st day after such date;
•The Issuer must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to covenant defeasance have been complied with; and
•The Issuer must deliver to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
If the Issuer accomplishes covenant defeasance with respect to the notes, the following provisions of the indenture and the notes would no longer apply: the covenants described above under “—Certain Covenants of the Issuer—Limitation on Liens on Capital Stock of the Issuer’s Covered Subsidiaries” and “—Certain Covenants of the Issuer—Limitation on Disposition of Capital Stock of the Issuer’s Covered Subsidiaries” and any Events of Default relating to the breach of these covenants.
If the Issuer accomplishes covenant defeasance with respect to the notes, an investor in the notes can still look to the Issuer for repayment of its notes in the event of any shortfall in the trust deposit. Investors in the notes should note, however, that if one of the remaining Events of Default occurred, such as the cross-default events described in the fourth bullet point above under “—Events of Default” or the Issuer’s bankruptcy or insolvency described in the fifth bullet point above under “—Events of Default,” and an investor’s notes became immediately due and payable, there may be a shortfall. Depending on the event causing the default, such investor may not be able to obtain payment to cover the shortfall.
The Issuer’s obligations under the indenture and the notes and the guarantors’ obligations under the guarantees, other than the Issuer’s obligations and the guarantors’ obligations under the covenants defeased, will remain in full force and effect.

Modification and Waiver
Certain modifications and amendments of the indenture (which, generally, either benefit or do not materially and adversely affect the holders of outstanding notes) may be made by the Issuer, the guarantors and the trustee without the consent of holders of the notes. Other modifications and amendments of the indenture require the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of all series affected by such modifications and amendments. However, no modification or amendment may, without the consent of the holder of each affected outstanding note,
•change the final maturity of such note;
•reduce the principal amount of such note or any premium thereon;
•reduce the rate or extend the time of payment of interest on such note;
•reduce any amount payable upon redemption of such note;
•change the currency in which payments are made or the place where payments on such note are payable;
•impair or affect the right of any holder to institute suit for payment of such note;
•release any guarantor from any of its obligations under its guarantee or the indenture, except as permitted by the indenture; or
•reduce the percentage of notes, the consent of the holders of which is required for any such modification or amendment to the indenture.
The holders of not less than a majority in principal amount of the outstanding notes may, on behalf of the holders of all the notes, waive any past default under the indenture, except a default in the payment of the principal of, or premium (if any) or interest on, the notes.
Governing Law; Jury Trial Waiver
The indenture provides that it, the guarantees and the notes will be governed by, and construed in accordance with, the laws of the State of New York. The indenture provides that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and each party to the indenture will submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture provides that the Issuer, the trustee and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes, or any transaction contemplated thereby.
Concerning the Trustee
Citibank, N.A. is the trustee under the indenture and has been appointed by the Issuer as the paying agent and registrar with regard to the notes. The trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. The Issuer does, and from time to time may continue to, conduct banking transactions, including lending transactions, or maintaining deposit accounts with affiliates of Citibank, N.A. in the ordinary course of business. If the trustee becomes a creditor of the Issuer, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

DESCRIPTION OF OTHER INDEBTEDNESS
The following is a summary of the terms of our principal indebtedness. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the underlying documents.
2028 Senior Notes
On January 13, 2023, we issued 7.40% senior notes in the principal amount of $500 million due January 13, 2028 (the “Restricted 2028 Senior Notes”) pursuant to the indenture. The Restricted 2028 Senior Notes were offered and sold pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act and are fully and unconditionally guaranteed on a senior, unsecured, unsubordinated basis, jointly and severally, by each of our existing and future direct and indirect subsidiaries that are guarantors of our obligations under the Credit Agreement. Interest on the Restricted 2028 Senior Notes is payable semi-annually in arrears on January 13 and July 13 of each year.
In connection with the issuance of the Restricted 2028 Senior Notes, we and the guarantors entered into a registration rights agreement with the representatives of the initial purchasers, dated as of January 13, 2023 (the “registration rights agreement”), to allow holders of the unregistered Restricted 2028 Senior Notes to exchange the unregistered Restricted 2028 Senior Notes for registered notes that have substantially identical terms. On September 20, 2023, pursuant to the registration rights agreement, we completed an exchange offer whereby $499,641,000 aggregate principal amount of the Restricted 2028 Senior Notes were exchanged for substantially identical notes (together with the remaining Restricted 2028 Senior Notes, the “2028 Senior Notes”) that had been registered with the SEC under the Securities Act.
Prior to December 13, 2027 (one month prior to the maturity date of the 2028 Senior Notes), we may redeem the 2028 Senior Notes in whole or in part at any time at our option at a redemption price equal to 100% of the principal amount of the 2028 Senior Notes to be redeemed, plus a “make-whole” premium thereon at the time of redemption, plus accrued and unpaid interest thereon to, but excluding, the redemption date. Commencing on December 13, 2027 (one month prior to the maturity date of the 2028 Senior Notes), we may redeem the 2028 Senior Notes in whole or in part at any time at our option at a redemption price equal to 100% of the principal amount of the 2028 Senior Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
Revolving Credit Agreement
On November 22, 2022, we entered into a Credit Agreement (the “Credit Agreement”) with the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A. as administrative agent, swing line lender and an issuing bank, pursuant to which the Lenders made available to us an unsecured revolving credit facility in an aggregate principal amount of up to $550 million (the “Revolving Facility”) to be used for working capital and general corporate purposes, including, but not limited to, the issuance of letters of credit, capital contributions to insurance subsidiaries and the financing of permitted acquisitions. On January 6, 2023, we made a net partial paydown under the Revolving Facility of $35 million and on February 21, 2023, we entered into an amendment with the Lenders to increase the available aggregate principal amount of the Credit Agreement by $115 million to $665 million.
The Revolving Facility accrues interest at an initial rate of Term SOFR plus 1.65% per annum (subject to a pricing grid based upon our debt ratings). The Revolving Facility requires the payment of a facility fee at an initial rate of 0.35% per annum with respect to the commitments thereunder (subject to a pricing grid based upon our debt ratings) payable quarterly in arrears.
The Revolving Facility includes a borrowing capacity available for letters of credit of up to $50 million. Any issuance of letters of credit under the Revolving Facility will be at the issuing bank’s sole discretion and will reduce the amount available under the Revolving Facility.

Our obligations under the Credit Agreement are unconditionally guaranteed by each of our subsidiaries that are obligors in respect of the FGLH 2025 Senior Notes, so long as such entities remain obligors in respect of the FGLH 2025 Senior Notes or any refinancing indebtedness in respect thereof.
The Revolving Facility matures on the earlier of (i) November 22, 2025 and (ii) 91 days prior to the maturity date of the FGLH 2025 Senior Notes if FGLH 2025 Senior Notes with an outstanding principal amount in excess of $150 million are outstanding at such time and, at such time, neither FGLH nor the Issuer have deposited funds into an escrow account sufficient to reduce the outstanding principal amount of the FGLH 2025 Senior Notes to $150 million or less (plus accrued and unpaid interest thereon).
The Revolving Facility requires us, commencing with the fiscal quarter ending December 31, 2022, to (i) maintain, for any fiscal quarter, a minimum sum of all amounts which, in accordance with GAAP, would be included in our total equity (excluding the net worth attributable to any non-controlling interest and any AOCI required to be reported in our then most recent consolidated balance sheet) (“Net Worth”) of (a) 70% of Net Worth as of September 30, 2022 (the “Net Worth Test Date”) plus (b) 50% of any positive quarterly Net Income after the Net Worth Test Date plus (c) 50% of cumulative issuances of capital stock by us after the Net Worth Test Date, (ii) maintain a maximum Total Debt to Total Capitalization Ratio (as defined in the Credit Agreement) of 35% for each fiscal quarter and (iii) require FGL Insurance to maintain a minimum RBC Ratio (as defined in the Credit Agreement) of 300%, which is to be tested at the end of any fiscal quarter if, on such date, we do not have a debt rating from S&P, Moody’s and Fitch of greater than or equal to BBB-/Baa3/BBB-.
The Revolving Facility also contains a number of customary negative covenants. Such covenants, among other things, limit or restrict our and our subsidiaries’ ability to, among other things:
•incur additional indebtedness and make guarantees;
•incur liens on assets;
•engage in mergers or consolidations or fundamental changes;
•sell or dispose of assets;
•pay dividends and distributions or repurchase capital stock;
•make investments, loans and advances, including acquisitions;
•engage in certain transactions with affiliates;
•enter into certain agreements that would restrict the ability of subsidiaries to make payments to the Issuer;
•change the nature of the business, accounting policies or reporting practices affecting the calculation of the financial covenants; and
•cause FGL Insurance to cease to be a direct or indirect subsidiary of the Issuer.
The aforementioned restrictions are subject to certain exceptions and thresholds including (i) the ability to incur additional indebtedness and liens, make investments, dividends and distributions, asset sales, enter into transactions with affiliates and certain restrictive agreements subject to compliance with certain financial metrics, thresholds and certain other conditions, as applicable, and (ii) a number of other traditional exceptions that grant us continued flexibility to operate and develop our businesses. The Revolving Facility also contains certain customary representations and warranties, affirmative covenants and events of default.
As of September 30, 2023, $515 million of borrowings were outstanding under the Revolving Facility.
FGLH 2025 Senior Notes
On April 20, 2018, FGLH, our indirect wholly owned subsidiary, issued 5.50% senior notes in the principal amount of $550 million due May 1, 2025 (the “FGLH 2025 Senior Notes”) pursuant to an indenture among FGLH, the guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee, as amended from time to time. The FGLH 2025 Senior Notes were issued pursuant to Rule 144A under the Securities Act, and are fully and unconditionally guaranteed by CF Bermuda, FGLBS, FGL US Holdings and FNF. Interest on the FGLH 2025 Senior Notes is payable semi-annually in arrears on May 1 and November 1 of each year.
Prior to February 1, 2025 (three months prior to the maturity date of the FGLH 2025 Senior Notes), FGLH may redeem the FGLH 2025 Senior Notes in whole or in part at any time at its option at a redemption price equal to 100% of the principal amount of the FGLH 2025 Senior Notes to be redeemed, plus a “make-whole” premium thereon at the time of redemption, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date. Commencing on February 1, 2025 (three months prior to the maturity date of the FGLH 2025 Senior Notes), FGLH may redeem the FGLH 2025 Senior Notes in whole or in part at any time at its option at a redemption price equal to 100% of the principal amount of the FGLH 2025 Senior Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date.
FNF Credit Facility
On December 29, 2020, we entered into a mirror revolving note with FNF (the “FNF Credit Facility”). Under the FNF Credit Facility, FNF has agreed to provide us with revolving loans, from time to time upon our request, in an aggregate principal amount not to exceed $200 million (the “Commitment”).
Interest on the revolving loans is calculated based on the rate or rates of interest charged then on borrowings under the Fifth Amended and Restated Credit Agreement, dated as of October 29, 2020, among FNF, the lenders from time to time a party thereto and Bank of America, N.A. as administrative agent (the “FNF Credit Agreement”), plus 100 basis points.
The maturity date of each revolving loan is the earlier of October 29, 2025 and the date the FNF Credit Agreement is terminated. We have the right to prepay, at any time and from time to time, all or any portion of the outstanding principal amount of the revolving loans, without premium or penalty other than customary breakage costs. In addition, we have the right, at any time and from time to time, to terminate or reduce the Commitment upon prior written notice to FNF.
Upon an event of default under the FNF Credit Facility, FNF, at its option, has the right to declare the entirety of outstanding revolving loans immediately due and payable without notice or demand.
As of the date of this prospectus, there were no borrowings outstanding under the FNF Credit Facility.

LIMITATIONS ON VALIDITY AND ENFORCEABILITY OF CF BERMUDA GUARANTEE
Set out below is a summary of certain limitations on the enforceability of the guarantee of CF Bermuda. It is a summary only. The application of these laws in multiple jurisdictions could trigger disputes over which jurisdiction’s law should apply, and could adversely affect your ability to enforce your rights and to collect payment in full under the notes and the guarantees.
CF Bermuda is a Bermuda exempted company and is subject to Bermuda laws. Bermuda is a self-governing overseas territory of the United Kingdom. Bermuda’s legal system is based upon the English legal system. Bermuda has its own legislature, which enacts legislation for Bermuda. In addition, certain U.K. legislation is extended to Bermuda by the U.K. legislature and is effective in Bermuda. Where issues of common law in Bermuda have not been expressly considered by the Bermuda courts, the Bermuda courts often find assistance in the consideration of such issues in reasoned judgments of the English courts, as well as the courts of other common law jurisdictions, where appropriate. Their persuasiveness depends on the strength of the judicial reasoning and the standing of the judge who issued the decision. The Judicial Committee of the Privy Council sitting in London is the highest appellate court for Bermuda and decisions of that Committee are formally binding upon Bermuda courts.
Bermuda’s insolvency regime is generally premised upon the concept of pari passu distribution of assets amongst the creditors of the insolvent company. An insolvent Bermuda company may be the subject in Bermuda of liquidation proceedings. In the context of insolvency, the other proceedings that may be used in Bermuda are a scheme of arrangement or receivership, but these are not exclusive to insolvency. There are two types of insolvent liquidations in Bermuda: voluntary and compulsory. The former is usually referred to as a “creditors voluntary liquidation,” and is commenced by the shareholders of the company (it is an out of court procedure); while the latter is commenced by way of a petition presented to the Supreme Court of Bermuda (the “Bermuda Court”) by a creditor or shareholder or the company itself, upon which the court is asked to make a winding-up order. There are a number of circumstances provided for in Section 161 of the Companies Act 1981, as amended (the “Companies Act”) in which a Bermuda company may be wound up by the court, the most common of which is when the company is unable to pay its debts.
In the case of the company’s inability to pay its debts, the petition can be presented by either the company or a creditor or a shareholder of the company (provided the shareholder has a tangible interest in the liquidation). For this purpose, “creditor” includes a contingent or prospective creditor. Pursuant to the Companies Act, a company will be deemed to be unable to pay its debts if:
•a creditor, by assignment or otherwise, to whom the company is indebted in a sum exceeding five hundred dollars then due, has served on the company, by leaving it at the registered office of the company, a demand requiring the company to pay the sum so due and the company has for three weeks thereafter neglected to pay the sum or to secure or compound for it to the reasonable satisfaction of the creditor;
•the execution or other process issued on a judgment, decree or order of any court in favor of a creditor of the company is returned unsatisfied in whole or in part; or
•it is proved to the satisfaction of the Bermuda Court that the company is unable to pay its debts. In determining whether a company is unable to pay its debts, the court will take into account the contingent and prospective liabilities of the company.
Upon the appointment of a liquidator (initially a provisional liquidator), the powers of the directors of a Bermuda company will, subject to any order of the Bermuda Court to the contrary, cease. The liquidator is required to collect in the assets and after payment of secured creditors (out of assets subject to their security) and the expenses of the liquidation, distribute them pari passu amongst unsecured creditors (with certain unsecured preferential debts, such as employee claims and government taxes, ranking in priority of payment ahead of ordinary unsecured creditors). Secured creditors are entitled to enforce their security outside of the liquidation proceeding.
There are no bankruptcy treaties in force under the laws of Bermuda.

Under Bermuda law, certain transactions may be set aside or otherwise be varied or amended by order of a Bermuda court when a Bermuda company goes into liquidation. This occurs where an impugned transaction is a fraudulent preference or a transaction that constitutes a fraud on creditors or, under certain circumstances, a floating charge.
Section 237 of the Companies Act provides that certain transactions in favor, or for the benefit, of any creditors, within the six months prior to the commencement of a company’s liquidation, may be set aside if the transactions were made with the dominant intention of preferring those creditors over others and the company was insolvent at the time of the transaction or rendered insolvent by it.
Under Section 166 of the Companies Act, any disposition of the property of a Bermuda company made after the commencement of a court-ordered winding-up is, unless the court orders otherwise, void. Under section 246 of the Companies Act, any person that is found in the course of a liquidation of a Bermuda company, to have been knowingly party to the carrying on of the business of the company with intent to defraud creditors of the company or creditors of any other person, or for any fraudulent purpose, may be held by the Bermuda Court to be personally liable for the debts or other liabilities of the company.
Any floating charge created by a Bermuda company within the 12 months immediately preceding the commencement of the company’s winding-up shall, except to the amount of any cash paid to the company at the time of or after the creation of, and in consideration for, the charge, be invalid unless it is proved that the company was solvent immediately after the creation of the charge.
In addition, under Part IVA of the Conveyancing Act 1983 of Bermuda, certain dispositions of a Bermuda company’s property are voidable if (i) the disposition was a disposition the dominant purpose of which is to put the property which is the subject of that disposition beyond the reach of a person or a class of persons who is making, or may at some time make, a claim against the company; and (ii) the disposition is at an undervalue. Where the person seeking to set aside the disposition was not, on the date of the disposition, a person to whom an obligation was owed by the transferor, the Bermuda Court will not set aside the disposition unless it is satisfied that that person was, on the date of disposition, reasonably foreseeable by the transferor as a person to whom an obligation might become owed by the transferor. The limitation period on such dispositions is six years from the transfer, or, if later, from the time when the obligation or cause of action in favor of the creditor arose or accrued. These provisions apply whether or not the company is insolvent or in liquidation.
In the winding up of an insolvent Bermuda company, set-off of mutual credits, mutual debts or other mutual dealings subsisting at the date of the liquidation is mandatory and no other set-off is permissible.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
CF Bermuda is incorporated under the laws of Bermuda. A portion of the assets of CF Bermuda are located outside the United States. As a result, an investor may need to effect service of process upon CF Bermuda in Bermuda (at its registered office).
There is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against CF Bermuda (or its directors and officers, if applicable) depends on an application of Bermuda’s common law rules relating to the enforcement of foreign judgments. By way of summary only, Bermuda’s common law provides that (outside the bankruptcy context) a U.S. judgment (being a final and conclusive judgment for a debt or a definite sum of money not being in respect of taxes or a fine or other penalty) will be enforceable in Bermuda by an action for the amount of the judgment, and the only grounds for resisting the enforcement of such a judgment would be (1) the U.S. court that entered the judgment is not recognized by the Bermuda court as having had jurisdiction over CF Bermuda (or its directors and officers, if applicable), as determined by reference to Bermuda’s conflict of law rules. A judgment from a U.S. court, even one that is final and conclusive and for a debt or definite sum of money, will not be enforceable in Bermuda unless the judgment debtor was either present in the relevant U.S. jurisdiction when the U.S. proceedings were instituted or had submitted to the jurisdiction of the U.S. court, and the issue of presence, submission and jurisdiction is assessed as a matter of Bermuda’s (not the United States’) rules of private international law; (2) the judgment was obtained by fraud; (3) the enforcement of the judgment would be contrary to Bermuda public policy; or (4) the proceedings in which the judgment was obtained were contrary to natural justice.
In addition to and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. judgment that is based on a U.S. federal securities law that is either penal or contrary to the public policy of Bermuda. A foreign judgment based on a foreign public, revenue or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the foreign state in its sovereign character or by virtue of sovereign authority, may not be recognized and enforced by a Bermuda court. Certain remedies available under the laws of U.S. jurisdictions, including awards of multiple damages and certain remedies under U.S. federal securities laws, are not available under Bermuda law or enforceable in a Bermuda court, if they are penal in nature or if enforcement would be contrary to Bermuda public policy. Further, it may not be possible to pursue direct claims in Bermuda against CF Bermuda or its directors and officers for alleged violations of U.S. federal securities laws because U.S. federal securities laws are unlikely to have extraterritorial effect and do not have the force of law in Bermuda. A Bermuda court may, however, impose civil liability on CF Bermuda or its directors and officers if the facts alleged and proved in the Bermuda proceedings constitute or give rise to a cause of action under the applicable governing law, not being a foreign public, penal or revenue law.
No stamp duty or similar or other tax or duty is payable in Bermuda on the enforcement of a foreign judgment. Court fees will be payable in connection with proceedings for enforcement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes by a Non-U.S. Holder (as defined below) that purchases the notes pursuant to and at the price indicated on the cover of this prospectus and holds the notes as “capital assets” (generally, property held for investment purposes) for U.S. federal income tax purposes. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions and current administrative rulings and practice, all as in effect and available as of the date of this prospectus and all of which are subject to differing interpretations or change, possibly with retroactive effect. No ruling from the IRS has been or is expected to be sought on any of the issues discussed herein, and there can be no assurance that the IRS or a court will concur with the conclusions reached below.
This discussion does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., banks and financial institutions, insurance companies, real estate investment trusts, broker-dealers, partnerships and their partners, tax-exempt organizations (including private foundations), qualified retirement plans, “controlled foreign corporations,” “passive foreign investment companies,” holders subject to the alternative minimum tax and certain former citizens and former long-term residents of the United States), or to persons that will hold the notes as part of a broader transaction, all of whom may be subject to tax rules that differ significantly from those summarized below. Furthermore, this discussion does not address any other U.S. federal tax consequences (e.g., estate or gift tax or the Medicare tax on net investment income) or any state, local or non-U.S. tax laws. Prospective investors are urged to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax consequences applicable to them in their particular circumstances.
For the purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is not (i) a citizen or individual resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of, the United States or any state or political subdivision thereof, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of source, (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all of the substantial decisions of the trust or (B) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a domestic trust, or (v) a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners and partnerships are urged to consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.
Payments of Interest
A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on payments of interest on the notes provided that (1) such interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (or, if required under an applicable treaty, such interest is not attributable to a permanent establishment or fixed base maintained within the United States by the Non-U.S. Holder) and (2) the Non-U.S. Holder (a) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote, (b) is not a controlled foreign corporation related to the Issuer (within the meaning of the Code), and (c) certifies, under penalties of perjury, to the applicable withholding agent on IRS Forms W-8BEN or W-8BEN-E (or appropriate substitute form) that it is not a U.S. person and that no withholding is required pursuant to the Foreign Account Tax Compliance Act (“FATCA”) (discussed below), and provides its name, address and certain other required information or certain other certification requirements are satisfied.
If interest on the notes is not effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder but such Non-U.S. Holder cannot satisfy the other requirements outlined in the preceding paragraph, interest on the notes will generally be subject to U.S. federal withholding tax (currently imposed at a 30% rate), unless the withholding tax rate is reduced or eliminated by an applicable treaty, and such Non-U.S. Holder is a qualified resident of the treaty country and complies with certain certification requirements.
If interest on the notes is effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Holder and, if required under an applicable treaty, such interest is attributable to a permanent establishment or fixed base within the United States, then the Non-U.S. Holder will generally be subject to U.S. federal income tax on the receipt or accrual of such interest on a net income basis in the same manner as if such holder were a U.S. person and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to an additional branch profits tax (currently imposed at a rate of 30%, or a lower applicable treaty rate) on its effectively connected earnings and profits for the taxable year, subject to adjustments. Any such interest will not also be subject to U.S. federal withholding tax, however, if the Non-U.S. Holder timely provides the withholding agent a properly executed IRS Form W-8ECI in order to claim an exemption from U.S. federal withholding tax.
Sale, Exchange, Redemption or Other Disposition of the Notes
A Non-U.S. Holder will generally not be subject to U.S. federal income tax (or any withholding thereof) with respect to gain, if any, recognized upon the sale, exchange, redemption or other disposition of the notes (other than any amount representing accrued and unpaid interest on the note, which is subject to the rules discussed above under “—Payments of Interest”) unless (1) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder and, if required under an applicable treaty, is attributable to a permanent establishment or fixed base of the Non-U.S. Holder within the United States, or (2) in the case of a Non-U.S. Holder that is an individual, such holder is present in the United States for 183 or more days in the taxable year in which the sale, exchange, redemption or other disposition of the notes occurs and certain other conditions are satisfied.
Gain that is effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax on a net income basis (but not U.S. withholding tax), in the same manner as if the Non-U.S. Holder were a U.S. person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to an additional branch profits tax (currently imposed at a rate of 30%, or a lower applicable treaty rate) on its effectively connected earnings and profits, subject to adjustments. An individual Non-U.S. Holder who is subject to U.S. federal income tax because the Non-U.S. Holder was present in the United States for 183 days or more during the year of sale, exchange, redemption or other disposition of the notes will be subject to a flat 30% tax on the gain derived from such sale, exchange, redemption or other disposition, which may be offset by certain U.S.-source capital losses.
Foreign Account Tax Compliance Act
Under FATCA, withholding at a rate of 30% will generally be required in certain circumstances on interest payable on notes held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, interest payable on the notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that it does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will, in turn, be provided to the United States Department of the Treasury. We will not pay any additional amounts to investors in respect of any amounts withheld as a result of FATCA. Prospective investors are urged to consult their own tax advisors regarding the possible implications of these rules on an investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)
General
Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC are acting as representatives of the underwriters and joint book-running managers in connection with the offering. Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus (the “underwriting agreement”), among the Issuer, the guarantors and Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters named below, each underwriter named below has, severally and not jointly, agreed to purchase, and the Issuer has agreed to sell to such underwriter, the principal amount of notes set forth opposite such underwriter’s name at the public offering price less the underwriting discount set forth on the cover page of this prospectus.

Underwriter	Principal Amount of the Notes
Wells Fargo Securities, LLC	$
BofA Securities, Inc.
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
UBS Securities LLC
Total	$250,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the notes are subject to approval of legal matters by counsel and to other conditions.
The underwriters have agreed to take and pay for all of the notes being offered if any of them are taken. The underwriters propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus and may offer the notes to certain dealers at a price that represents a concession not in excess of $          per note with respect to retail sales and $           per note with respect to institutional sales. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of $          per note on sales to certain other dealers. After the initial offering of the notes, the underwriters may from time to time change the offering price and other selling terms thereof. The offering of the notes by the underwriters is subject to the underwriters’ right to reject any order in whole or in part.
The underwriters have an option to buy up to an additional $37,500,000 aggregate principal amount of the notes from the Issuer to cover sales of notes by the underwriters which exceed the amount of notes specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this overallotment option. If any notes are purchased with this overallotment option, the underwriters will purchase notes in approximately the same proportion as shown in the table above. If any additional notes are purchased, the underwriters will offer the additional notes on the same terms as those on which all notes are being offered. The Issuer is responsible for the payment of any interest that the notes subject to this overallotment option accrue between the date of this offering and the underwriters’ exercise of the overallotment option.
The amount of the total underwriting discount (expressed as a percentage of the principal amount of the notes) to be paid by the Issuer to the underwriters in respect of this offering is          %, as presented in the following table.

The information in the table assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Note	Without Option	With Option
Public offering price	%	$	$
Underwriting discount	%	$	$
Proceeds to the Issuer before expenses	%	$	$
The amount of the underwriting discount (expressed as a percentage of the principal amount of the notes) to be paid by the Issuer to the underwriters in respect of this offering is           % with respect to $           of retail sales and           % with respect to $          of institutional sales.
The Issuer’s out-of-pocket expenses of the offering, not including the underwriting discount, are estimated to be $1.0 million.
In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters or their respective affiliates have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price for the notes that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
None of the Issuer, the guarantors or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, none of the Issuer, the guarantors or any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
The notes are a new issue of securities with no established trading market. The Issuer intends to apply to list the notes on the NYSE under the symbol “FGN,” and if the application is approved, the Issuer expects trading in the notes on the NYSE to begin within 30 days of the original issue date. The Issuer has been advised by certain of the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so. The underwriters may discontinue any market-making activities at any time without any notice. The Issuer cannot assure the liquidity of the trading market for the notes. If an active trading market for the notes does not develop or is reduced or discontinued, the market price and the liquidity of the notes may be adversely affected.
The Issuer expects that delivery of the notes will be made to investors on or about                    , 2023, which will be the               business day following the date of this prospectus (such settlement being referred to as “T+          ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+          , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day before their date of delivery hereunder should consult their advisors.

The Issuer cannot assure the liquidity of the trading market for the notes. If an active trading market for the notes does not develop or is reduced or discontinued, the market price and the liquidity of the notes may be adversely affected. Holders of the notes should proceed on the assumption that they may have to bear the economic risk of an investment in the notes until maturity. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the Issuer’s operating performance and financial condition, general economic conditions and other factors. The underwriters have represented and agreed that they have not and will not offer, sell or deliver the notes, directly or indirectly, or distribute this prospectus or any other offering material relating to the notes, in any jurisdiction except under circumstances that will result, to the best of their knowledge, in compliance with applicable laws and regulations and that will not impose any obligations on the Issuer except as set forth in the underwriting agreement.
The Issuer has agreed in the underwriting agreement, that, for a period beginning from the date of this prospectus and continuing until the date that is 30 days from the date of this prospectus, it will not, without the prior written consent of the representatives of the underwriters, offer, sell, contract to sell or otherwise dispose of any debt securities that are substantially similar to the notes.
The Issuer has agreed in the underwriting agreement to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make because of any of those liabilities.
Certain Relationships
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates may from time to time have provided, and may provide in the future, certain investment banking, commercial banking and other financial services to the Issuer and its subsidiaries in the ordinary course of their business for which they may have received and may in the future receive customary fees and commissions. In particular, the underwriters and/or their affiliates are lenders and/or agents under the Credit Agreement, including Bank of America, N.A., which acts as the administrative agent thereunder.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Issuer or its affiliates. If any of the underwriters or their respective affiliates have a lending relationship with the Issuer, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their respective affiliates may hedge, their credit exposure to the Issuer consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in the Issuer’s securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
As described under “Use of Proceeds,” the Issuer intends to use the net proceeds from the sale of the notes in this offering to repay borrowings under the Credit Agreement and for general corporate purposes, including the support of organic growth opportunities. As of September 30, 2023, the Issuer had $515 million of borrowings outstanding under the Credit Agreement. Certain of the underwriters and their respective affiliates are lenders under the Credit Agreement, and accordingly will receive a portion of the net proceeds of this offering. To the extent that any underwriter, together with its affiliates, receives more than 5% of the net proceeds of this offering, not including the underwriting discount, such underwriter would be considered to have a “conflict of interest” with respect to this offering pursuant to FINRA Rule 5121. Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering. No affected underwriter will confirm sales to any account over which it exercises discretionary authority without the prior written consent of the account holder.
Selling Restrictions
The notes are offered for sale in those jurisdictions in the United States and elsewhere where it is lawful to make such offers. The notes will not be offered, sold or delivered directly or indirectly, nor will this prospectus or any other offering materials relating to the notes be distributed, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Issuer except as set forth in the underwriting agreement.
Notice to Prospective Investors in the European Economic Area
This prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus has been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus may only do so with respect to EEA Qualified Investors. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the UK
This prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the UK by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus has been prepared on the basis that any offer of notes in the UK will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the UK of notes which are the subject of the offering contemplated in this prospectus may only do so with respect to UK Qualified Investors. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to UK Qualified Investors.
PROHIBITION OF SALES TO UK RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the UK by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the UK’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the UK by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Other Regulatory Restrictions in the UK
The communication of this prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. The communication of such documents and/or materials as a financial promotion is only being made to and is only directed at those persons in the UK who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the UK, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus relates will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus or any of its contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the UK.
Notice to Prospective Investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation; provided, that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering.
Notice to Prospective Investors in Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than: (i) in circumstances that do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”); (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”)

and any rules made thereunder; or (iii) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice.
Notice to Prospective Investors in Singapore
This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase, of the notes may not be issued, circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person that is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, then securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person pursuant to an offer that is made on terms that such securities of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further, for corporations, in accordance with the conditions specified in Section 275 of the SFA; (y) where no consideration is given for the transfer; or (z) where the transfer is by operation of law.
Singapore Securities and Futures Act Product Classification: Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendation on Investment Products).
Notice to Prospective Investors in Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). Accordingly, none of the notes or any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Switzerland
This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the notes may only be made to persons (such persons, the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.
The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document that complies with Chapter 6D of the Corporations Act.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus relates to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The notes to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

LEGAL MATTERS
The validity of the notes and the guarantees will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, as United States counsel, and ASW Law Limited, as Bermuda counsel. Certain legal matters will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP.
EXPERTS
The consolidated financial statements of F&G Annuities & Life, Inc. and subsidiaries appearing in F&G Annuities & Life, Inc.’s Current Report on Form 8-K dated July 13, 2023 for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-1 we have filed with the SEC under the Securities Act to register the securities offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.
We file annual, quarterly and current reports, and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information that we file electronically with the SEC at www.sec.gov, from which interested persons can electronically access our filings with the SEC, including the registration statement of which this prospectus is a part, including the exhibits and schedules thereto. The reports and other information we file with the SEC also are available through our website at www.fglife.com. The information on our website is not part of this prospectus, other than documents that we file with the SEC that are incorporated by reference in this prospectus.
You may also request a copy of any of our filings with the SEC orally or in writing, at no cost to the requester, directed to the following address:
Investor Relations
F&G Annuities & Life, Inc.
801 Grand Avenue, Suite 2600
Des Moines, IA 50309
Telephone: (515) 330-3307
Email: Investor.relations@fglife.com
No person is authorized by us to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of securities made hereunder shall imply that there has been no change in the information set forth or incorporated by reference herein or in our affairs since the date hereof.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. Any information that we incorporate by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the following documents:
(a)our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023, as amended and supplemented by our Form 10-K/A filed with the SEC on April 27, 2023 and as updated and supplemented by our Current Report on Form 8-K filed with the SEC on July 13, 2023 (only with respect to Item 8.01 information);
(b)our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 9, 2023;
(c)our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on August 9, 2023;
(d)our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, filed with the SEC on November 8, 2023; and
(e)our Current Reports on Form 8-K filed with the SEC on, January 13, 2023, February 21, 2023, March 10, 2023, April 3, 2023, April 24, 2023, May 3, 2023 (only with respect to Item 8.01 information), June 1, 2023, June 30, 2023, July 17, 2023 and August 8, 2023 (only with respect to Item 8.01 information).
We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Reports on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.
Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to Investor Relations, F&G Annuities & Life, Inc., 801 Grand Avenue, Suite 2600, Des Moines, Iowa 50309, Telephone: (515) 330-3307, Email: investor.relations@fglife.com.
Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at https://www.fglife.com. The information on our website is not part of this prospectus.

$250,000,000

F&G Annuities & Life, Inc.
     % Senior Notes due 2053

PRELIMINARY PROSPECTUS

Joint Book-Running Managers

Wells Fargo Securities	BofA Securities	Morgan Stanley	RBC Capital Markets	UBS Investment Bank
               , 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses we will pay, other than the underwriting discount, in connection with this offering. All amounts are estimates except the SEC registration fee.

Amount to be Paid
SEC registration fee	$42,435
Stock exchange listing fee	10,000
Accounting fees and expenses	150,000
Legal fees and expenses	475,000
Trustee and registrar fees	9,000
Miscellaneous fees and expenses	350,000
Total	$1,036,435
Item 14. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests; provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of their status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
Our bylaws provide that we shall, to the fullest extent legally permissible under the General Corporation Law of the State of Delaware, indemnify and hold harmless our officers and directors for certain liabilities reasonably incurred in connection with such person’s capacity as an officer or director.

Item 15. Recent Sales of Unregistered Securities
On January 13, 2023, we issued $500,000,000 aggregate principal amount of 7.40% Senior Notes due 2028. We sold the 7.40% Senior Notes due 2028 to the initial purchasers thereof at an offering price equal to 99.959% of the principal amount thereof, less an initial purchaser discount of 0.600% of the principal amount thereof. Our 7.40% Senior Notes due 2028 were resold by the initial purchasers only to persons reasonably believed to be “qualified institutional buyers” in compliance with Rule 144A under the Securities Act and to “non-U.S. persons” outside the United States in reliance on Regulation S under the Securities Act. BofA Securities, Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC acted as representatives of the initial purchasers and joint book-running managers for the issuance of our 7.40% Senior Notes due 2028. We used the proceeds from the issuance of our 7.40% Senior Notes due 2028 for general corporate purposes, including to support the growth of AUM and for our future liquidity requirements.
Item 16. Exhibits and Financial Statement Schedules
(a)Exhibits

Number	Description

1.1*	Form of Underwriting Agreement.

2.1
Separation and Distribution Agreement, dated as of November 30, 2022, between Fidelity National Financial, Inc. and F&G (incorporated by reference to Exhibit No. 2.1 to F&G’s Current Report on Form 8-K, filed with the SEC on December 1, 2022).

3.1	Amended and Restated Certificate of Incorporation of F&G (incorporated by reference to Exhibit No. 3.1 to F&G’s Current Report on Form 8-K, filed with the SEC on December 1, 2022).

3.2	Amended and Restated Bylaws of F&G (incorporated by reference to Exhibit No. 3.2 to F&G’s Current Report on Form 8-K, filed with the SEC on December 1, 2022).

3.3	Memorandum of Association of CF Bermuda Holdings Limited (incorporated by reference to Exhibit No. 3.3 to F&G’s Registration Statement on Form S-4, filed with the SEC on August 10, 2023).

3.4	Bye-Laws of CF Bermuda Holdings Limited (incorporated by reference to Exhibit No. 3.4 to F&G’s Registration Statement on Form S-4, filed with the SEC on August 10, 2023).

3.5	Certificate of Incorporation of FGL US Holdings Inc. (incorporated by reference to Exhibit No. 3.5 to F&G’s Registration Statement on Form S-4, filed with the SEC on August 10, 2023).

3.6	Bylaws of FGL US Holdings Inc. (incorporated by reference to Exhibit No. 3.6 to F&G’s Registration Statement on Form S-4, filed with the SEC on August 10, 2023).

3.7
Certificate of Incorporation of Fidelity & Guaranty Life Business Services, Inc. (incorporated by reference to Exhibit No. 3.7 to F&G’s Registration Statement on Form S-4, filed with the SEC on August 10, 2023).

3.8	Bylaws of Fidelity & Guaranty Life Business Services, Inc. (incorporated by reference to Exhibit No. 3.8 to F&G’s Registration Statement on Form S-4, filed with the SEC on August 10, 2023).

3.9
Certificate of Incorporation of Fidelity & Guaranty Life Holdings, Inc. (incorporated by reference to Exhibit No. 3.9 to F&G’s Registration Statement on Form S-4, filed with the SEC on August 10, 2023).

3.10	Bylaws of Fidelity & Guaranty Life Holdings, Inc. (incorporated by reference to Exhibit No. 3.10 to F&G’s Registration Statement on Form S-4, filed with the SEC on August 10, 2023).

4.1
Indenture, dated as of January 13, 2023, among F&G, the guarantors named therein and Citibank, N.A., as trustee (incorporated by reference to Exhibit No. 4.1 to F&G’s Current Report on Form 8-K, filed with the SEC on January 13, 2023).

4.2
First Supplemental Indenture relating to the 7.400% Senior Notes due 2028, dated as of January 13, 2023, among F&G, the guarantors named therein and Citibank, N.A., as trustee (incorporated by reference to Exhibit No. 4.2 to F&G’s Current Report on Form 8-K, filed with the SEC on January 13, 2023).

Number	Description

4.3
Second Supplemental Indenture, dated as of January 26, 2023, between CF Bermuda Holdings Limited and Citibank, N.A., as trustee (incorporated by reference to Exhibit No. 4.3 to F&G’s Registration Statement on Form S-4, filed with the SEC on August 10, 2023).

4.4*	Form of Third Supplemental Indenture (including Form of Note attached thereto).

4.5	Form of 7.400% Senior Notes due 2028 (incorporated by reference to Exhibit No. 4.3 to F&G’s Current Report on Form 8-K, filed with the SEC on January 13, 2023).

4.6
Registration Rights Agreement for the 7.400% Senior Notes due 2028, dated as of January 13, 2023, among F&G, the guarantors named therein BofA Securities, Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the initial purchasers (incorporated by reference to Exhibit 10.1 to F&G’s Current Report on Form 8-K, filed on January 13, 2023).

4.7
Indenture, dated as of April 20, 2018, among Fidelity Guaranty & Life Holdings, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, including the form of 5.50% Note due 2025 (incorporated by reference to Exhibit No. 4.1 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

4.8
First Supplemental Indenture, dated as of April 20, 2018, among Fidelity & Guaranty Life Holdings, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit No. 4.2 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

4.9
Second Supplemental Indenture, dated as of June 1, 2020, among Fidelity National Financial, Inc., Fidelity & Guaranty Life Holdings, Inc., and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit No. 4.3 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

4.10
Officer’s Certificate of Fidelity & Guaranty Life Holdings, Inc., dated April 13, 2021 (incorporated by reference to Exhibit No. 4.4 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

4.11	Description of Capital Stock (incorporated by reference to Exhibit 4.8 to F&G’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023).

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

5.2*	Opinion of ASW Law Limited.

10.1
Tax Sharing Agreement, dated as of November 30, 2022, among Fidelity National Financial, Inc. and F&G (incorporated by reference to Exhibit No. 10.1 to F&G’s Current Report on Form 8-K, filed with the SEC on December 1, 2022).

10.2
Corporate Services Agreement, dated as of November 30, 2022, by and between Fidelity National Financial, Inc. and F&G (incorporated by reference to Exhibit No. 10.2 to F&G’s Current Report on Form 8-K, filed with the SEC on December 1, 2022).

10.3
Reverse Corporate Services Agreement, dated as of November 30, 2022, by and between Fidelity National Financial, Inc. and F&G (incorporated by reference to Exhibit No. 10.3 to F&G’s Current Report on Form 8-K, filed with the SEC on December 1, 2022).

10.4(1)
Employment Agreement, dated as of February 6, 2019, by and between FGL Holdings and Christopher Blunt (incorporated by reference to Exhibit No. 10.4 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

10.5(1)
Employment Agreement, dated as of November 11, 2019, by and between FGL Holdings and John Fleurant (incorporated by reference to Exhibit No. 10.5 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

10.6(1)
Employment Agreement, dated as of November 14, 2013, by and between Fidelity & Guaranty Life Business Services, Inc. and Wendy J.B. Young (incorporated by reference to Exhibit No. 10.6 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

Number	Description

10.7(1)
Assignment of Employment Agreements, dated as of February 7, 2020, by and between FGL Holdings and F II Corp., and acknowledged and agreed to by Christopher Blunt, Jonathan Bayer and John Fleurant (incorporated by reference to Exhibit No. 10.7 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

10.8	F&G Annuities & Life, Inc. 2022 Omnibus Incentive Plan (incorporated by reference to Exhibit No. 10.4 to F&G’s Current Report on Form 8-K, filed with the SEC on December 1, 2022).

10.9(1)	F&G Annuities & Life, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit No. 10.5 to F&G’s Current Report on Form 8-K, filed with the Commission on December 1, 2022).

10.10(1)	F&G Annuities & Life, Inc. Deferred Compensation Plan (incorporated by reference to Exhibit No. 10.6 to F&G’s Current Report on Form 8-K, filed with the SEC on December 1, 2022).

10.11
Amended and Restated Omnibus Investment Management Agreement Termination Side Letter, dated as of June 1, 2020, by and among FGL Holdings, Fidelity National Financial, Inc. and Blackstone ISG-I Advisors L.L.C. (incorporated by reference to Exhibit No. 10.10 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

10.12
Amended and Restated Sub-Manager Fee Agreement, dated as of June 1, 2020, by and among FGL Holdings, Fidelity National Financial, Inc. and Blackstone ISG-I Advisors L.L.C. (incorporated by reference to Exhibit No. 10.11 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

10.13
Second Amended and Restated Investment Management Agreement, dated as of June 1, 2020, by and between FGL US Holdings Inc. and Blackstone ISG-I Advisors L.L.C. (incorporated by reference to Exhibit No. 10.12 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

10.14
Second Amended and Restated Investment Management Agreement, dated as of June 1, 2020, by and between Fidelity & Guaranty Life Holdings, Inc. and Blackstone ISG-I Advisors L.L.C. (incorporated by reference to Exhibit No. 10.13 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

10.15
Second Amended and Restated Investment Management Agreement, dated as of June 1, 2020, by and between F&G Life Re Ltd (f/k/a F&G Re Ltd) and Blackstone ISG-I Advisors L.L.C. (incorporated by reference to Exhibit No. 10.14 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

10.16
Second Amended and Restated Investment Management Agreement, dated as of June 1, 2020, by and between CF Bermuda Holdings Limited and Blackstone ISG-I Advisors L.L.C. (incorporated by reference to Exhibit No. 10.15 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

10.17
Second Amended and Restated Investment Management Agreement, dated as of June 1, 2020, by and between Fidelity and Guaranty Life Insurance Company and Blackstone ISG-I Advisors L.L.C. (incorporated by reference to Exhibit No. 10.16 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

10.18
Investment Management Agreement, dated as of December 16, 2020, by and between F&G Cayman Re Ltd. and Blackstone ISG-I Advisors L.L.C. (incorporated by reference to Exhibit No. 10.18 to F&G’s Amendment No. 3 to Form 10, filed with the Commission on November 10, 2022).

10.19
Investment Management Agreement, dated as of January 4, 2021, by and between F&G and Blackstone ISG-I Advisors L.L.C. (incorporated by reference to Exhibit No. 10.19 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

10.20
Investment Management Agreement, dated as of July 29, 2021, by and between Fidelity & Guaranty Life Insurance Company and Blackstone ISG-I Advisors L.L.C. (incorporated by reference to Exhibit No. 10.20 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

Number	Description

10.21
Amended and Restated Amendment to Investment Management Agreements; IMA Omnibus Termination Side Letter; SMA Fee Agreement and Participation Fee Agreement, dated September 24, 2021, by and among F&G Life & Annuities, Inc., Fidelity National Financial, Inc. and Blackstone ISG-I Advisors L.L.C. (incorporated by reference to Exhibit No. 10.21 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

10.22
Amendment to the Amended and Restated Investment Management Agreements; IMA Omnibus Termination Side Letter and Existing SMA Fee Agreement, dated as of March 10, 2023, by and among F&G, Blackstone ISG-I Advisors L.L.C. and Fidelity National Financial, Inc. (incorporated by reference to Exhibit No. 10.1 to F&G’s Current Report on Form 8-K, filed with the SEC on March 10, 2023).

10.23
Letter regarding Blackstone Participation Fee in Respect of New Business, dated as of March 10, 2023, by and between F&G and BilCar, LLC (incorporated by reference to Exhibit No. 10.2 to F&G’s Current Report on Form 8-K, filed with the SEC on March 10, 2023).

10.24
Note Purchase Agreement, dated as of December 20, 2021, between Kubera Insurance (SAC) Ltd. and F&G (incorporated by reference to Exhibit No. 10.22 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

10.25
Keepwell Agreement, dated December 17, 2020, between F&G and F&G Cayman Re Ltd. (incorporated by reference to Exhibit No. 10.23 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

10.26
Keepwell Agreement, dated December 17, 2020, between F&G and F&G Cayman Re Ltd. (incorporated by reference to Exhibit No. 10.24 to F&G’s Amendment No. 3 to Form 10, filed with the SEC on November 10, 2022).

10.27
Retention Agreement between Fidelity & Guaranty Life Business Services, Inc. and John Currier dated as of February 16, 2023 (incorporated by reference to Exhibit No. 10.1 to F&G’s Current Report on Form 8-K, filed with the SEC on February 21, 2023).

10.28
Credit Agreement, dated as of November 22, 2022, by and among F&G, as the borrower, the guarantors party thereto, Bank of America, N.A., as administrative agent, and the financial institutions party thereto as lenders (incorporated by reference to Exhibit No. 10.1 to F&G’s Current Report on Form 8-K, filed with the SEC on November 22, 2022).

10.29
First Amendment to Credit Agreement, dated as of February 21, 2023, among F&G and the Guarantor parties and Lender parties signatory thereto (incorporated by reference to Exhibit 10.28 to F&G’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023).

21.1	List of Subsidiaries of F&G (incorporated by reference to Exhibit 21.1 to F&G’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023).

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto).

23.3*	Consent of ASW Law Limited (included in Exhibit 5.2 hereto)
24*	Powers of Attorney (included as part of the signature page hereto).

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Citibank, N.A., as trustee under the indenture

107*	Filing Fee Table
__________________
*Filed herewith.
(1)A management or compensatory plan or arrangement.
(b)Financial Statement Schedules
Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrants hereby undertake that:
(1)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Des Moines, Iowa, on November 27, 2023.

F&G ANNUITIES & LIFE, INC.

By:	/s/ Jodi Ahlman
Jodi Ahlman
General Counsel & Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of Jodi Ahlman and Wendy J.B. Young as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher O. Blunt	President & Chief Executive Officer (Principal Executive Officer); Director	November 27, 2023
Christopher O. Blunt

/s/ Wendy J.B. Young	Chief Financial Officer (Principal Financial and Accounting Officer)	November 27, 2023
Wendy J.B. Young

/s/ William P. Foley, II	Chairman of the Board	November 27, 2023
William P. Foley, II

/s/ Douglas K. Ammerman	Director	November 27, 2023
Douglas K. Ammerman

/s/ Celina J. Wang Doka	Director	November 27, 2023
Celina J. Wang Doka

/s/ Douglas Martinez	Director	November 27, 2023
Douglas Martinez

/s/ Michael Nolan	Director	November 27, 2023
Michael Nolan

/s/ Raymond Quirk	Director	November 27, 2023
Raymond Quirk

/s/ John D. Rood	Director	November 27, 2023
John D. Rood

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Des Moines, Iowa on November 27, 2023.

CF BERMUDA HOLDINGS LIMITED

By:	/s/ Jodi Ahlman
Jodi Ahlman
Senior Vice President, General Counsel & Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of Jodi Ahlman and Wendy J.B. Young as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher O. Blunt	President & Chief Executive Officer (Principal Executive Officer); Director	November 27, 2023
Christopher O. Blunt
/s/ Wendy J.B. Young	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer); Director	November 27, 2023
Wendy J.B. Young

/s/ John D. Currier	Director	November 27, 2023
John D. Currier

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Des Moines, Iowa on November 27, 2023.

FGL US HOLDINGS INC.

By:	/s/ Jodi Ahlman
Jodi Ahlman
Senior Vice President, General Counsel & Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of Jodi Ahlman and Wendy J.B. Young as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher O. Blunt	President & Chief Executive Officer (Principal Executive Officer); Director	November 27, 2023
Christopher O. Blunt
Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer); Director
/s/ Wendy J.B. Young		November 27, 2023
Wendy J.B. Young

/s/ John D. Currier	Director	November 27, 2023
John D. Currier

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Des Moines, Iowa on November 27, 2023.

FIDELITY & GUARANTY LIFE BUSINESS SERVICES, INC.

By:	/s/ Jodi Ahlman
Jodi Ahlman
Senior Vice President, General Counsel & Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of Jodi Ahlman and Wendy J.B. Young as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher O. Blunt	President & Chief Executive Officer (Principal Executive Officer); Director	November 27, 2023
Christopher O. Blunt

/s/ Wendy J.B. Young	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	November 27, 2023
Wendy J.B. Young

/s/ John D. Currier	Director	November 27, 2023
John D. Currier

/s/ Marie Norcia	Director	November 27, 2023
Marie Norcia

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Des Moines, Iowa on November 27, 2023.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

By:	/s/ Jodi Ahlman
Jodi Ahlman
Senior Vice President, General Counsel & Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of Jodi Ahlman and Wendy J.B. Young as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher O. Blunt	President & Chief Executive Officer (Principal Executive Officer); Director	November 27, 2023
Christopher O. Blunt

/s/ Wendy J.B. Young	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer); Director	November 27, 2023
Wendy J.B. Young

/s/ John D. Currier	Director	November 27, 2023
John D. Currier